UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Virgin Galactic Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2021 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

 Virgin Galactic  is a vertically integrated
aerospace company, pioneering human
spaceflight for private individuals and
researchers, as well as a manufacturer
of advanced air and space vehicles.

Message from our Chairman

Chamath Palihapitiya PLEASE JOIN US ON 08/25/21

July 13, 2021

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Virgin Galactic Holdings, Inc., which will be held on August 25, 2021, at 9:00 a.m., Pacific Time at www.virtualshareholdermeeting.com/SPCE2021.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on June 28, 2021 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice and the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting.

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Please act as soon as possible to vote your shares. You may vote your shares on the Internet, by telephone or if, you received a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SPCE2021.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Chamath Palihapitiya

Chair of the Board

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT

Notice of Annual Meeting of Stockholders to be held on August 25, 2021

NOTICE IS HEREBY GIVEN that the 2021 annual meeting of stockholders (the “Annual Meeting”) of Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, August 25, 2021, at 9:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPCE2021. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information About the Annual Meeting — How can I attend and vote at the Annual Meeting?”

The Annual Meeting is being held:
1.	to elect the director nominees listed in the Proxy Statement;
2	to ratify, in a non-binding vote, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021;
3.	to approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
4.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of the Company’s common stock as of the close of business on June 28, 2021 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Corporate.Secretary@virgingalactic.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials that you received, on your proxy card, or on the materials provided by your bank or broker.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, instructions regarding how you can vote are contained in that notice. If you have received a proxy card, instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Note that, in light of possible timing impacts if voting by mail, we encourage stockholders to submit their proxy by Internet or telephone.

By Order of the Board of Directors

Michael Colglazier
Chief Executive Officer,
President and Director

Las Cruces, New Mexico

July 13, 2021

Important Notice Regarding the Availability of Proxy
Materials for the Stockholder Meeting: This Proxy Statement and
our Annual Report are available free of charge at
www.proxyvote.com.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT

Forward-Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of federal securities laws with respect to Virgin Galactic Holdings, Inc. (the “Company”). These forward-looking statements are statements other than those of historical fact and generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this proxy statement, including but not limited to the factors, risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including Amendment No. 2 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	1

Proxy Summary

Annual Meeting of Stockholders

Date:	Time:
August 25, 2021	9:00 a.m. Pacific

Virtual Meeting Location:
vwww.virtualshareholdermeeting.com/SPCE2021

Record Date:
June 28, 2021
How to Vote

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:	Telephone: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card; or	Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

For More Information:

Board Nominees

Nominating &
	Audit	Compensation	Corporate Governance
Director	Committee	Committee	Committee	Safety
Michael Colglazier
Chamath Palihapitiya
Wanda Austin	M	C		M
Adam Bain		M	C
Tina Jonas	M
Craig Kreeger	M			C
Evan Lovell				M
George Mattson	C	M	M
W. Gilbert West				M
C CHAIRPERSON M MEMBER

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	2

Proxy Summary

Proposals for Stockholder Voting

Proposal:	No.1	No.2	No.3
	to elect the director nominees listed in the Proxy Statement	to ratify, in a non-binding vote, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021	to approve, on an advisory (non-binding) basis, the compensation of our named executive officers
Board’s Voting Recommendation:
For More Information:	Page 11	Page 16	Page 66

Total Return Performance

SPCE STOCK PRICE

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	3

Proxy Statement for the Annual Meeting of Stockholders to be held on August 25, 2021

This proxy statement (this “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2020 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Virgin Galactic Holdings, Inc. (the “Company,” “we,” “us,” or “our”) in connection with our 2021 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about July 13, 2021.

As used herein, the terms “Company,” “we,” “us,” or “our” refer to Virgin Galactic Holdings, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. The Company was a special purpose acquisition company called “Social Capital Hedosophia Holdings Corp.” (“Social Capital”) prior to the closing of the Virgin Galactic Business Combination in October 2019 (the “Closing”). The Virgin Galactic Business Combination represents the transactions contemplated by an agreement and plan of merger whereby the entities that previously comprised the business of Virgin Galactic (the “VG Companies”) merged with and into subsidiaries of the Company.

General Information About the Annual Meeting and Voting

When and where will the Annual Meeting be held?	The Annual Meeting will be held on Wednesday, August 25, 2021 at 9:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPCE2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”), on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the as of the close of business on June 28, 2021 (the “Record Date”).

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

●  Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

●  Proposal No. 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021.

●  Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?	At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	4

General Information About the Annual Meeting and Voting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?	The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?	It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?	No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?	Holders of record of shares of our common stock as of the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 240,821,545 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	5

General Information About the Annual Meeting and Voting

What is the difference between being a “record holder” and holding shares in “street name”?	A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” refer to shares that are held on the holder’s behalf in the name of a bank, broker or other nominee.

What do I do if my shares are held in “street name”?	If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?	A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?	A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?	If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	6

General Information About the Annual Meeting and Voting

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card; or

by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 24, 2021.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

Why hold a virtual meeting?	As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing global COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting.

How can I attend and vote at the Annual Meeting?	We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SPCE2021. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

●  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SPCE2021.

●  Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/SPCE2021 on the day of the Annual Meeting.

●  Webcast starts promptly at 9:00 a.m., Pacific Time.

●  You will need your 16-Digit Control Number to enter the Annual Meeting.

●  Stockholders may submit questions while attending the Annual Meeting via the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	7

General Information About the Annual Meeting and Voting

Will I be able to ask questions at the Annual Meeting?	As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to ten minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:

● irrelevant to the business of the Company or to the business of the Annual Meeting;
● related to the status or conduct of our clinical trials beyond that which is contained in our prior public disclosures;
● related to material non-public information of the Company;
● related to personal grievances;
● derogatory references to individuals or that are otherwise in bad taste;
● substantially repetitious of statements already made by another stockholder;
● in furtherance of the stockholder’s personal or business interests; or
● out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or the Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

How does the Board recommend that I vote?	The Board recommends that you vote:

● FOR the nominees to the Board set forth in this Proxy Statement.
● FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021.
● FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	8

General Information About the Annual Meeting and Voting

How many votes are required to approve each proposal?	The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted.

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
NO.1 Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)
NO. 2 Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the total number of votes represented at the meeting and entitled to vote on such question.	“FOR” “AGAINST” “ABSTAIN”	Against(2)	Yes(4)
NO. 3 Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	The affirmative vote of the holders of a majority of the total number of votes represented at the meeting and entitled to vote on such question.	“FOR” “AGAINST” “ABSTAIN”	Against(2)	No(3)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” will have the same effect as a vote against the proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What if I do not specify how my shares are to be voted?	If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	9

General Information About the Annual Meeting and Voting

Who will count the votes?	Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?	Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
● sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices or by electronic mail at Corporate.Secretary@virgingalactic.com, provided such statement is received no later than August 24, 2021;
● voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on August 24, 2021;
● submitting a properly signed proxy card with a later date that is received no later than August 24, 2021; or
● attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?	We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	10

Proposal No. 1: Election of Directors

Board Size and Structure

Our certificate of incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at nine, and we currently have nine directors serving on the Board.

Our Certificate of Incorporation provides that all of our directors stand for reelection annually at the annual meeting of stockholders, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until our next annual meeting of stockholders, subject to the election and qualification of his or her successor or until his or her earlier death, resignation or removal.

Information About Board Nominees

The following pages contain certain biographical information as of July 13, 2021 for each nominee for director, including all positions held, the principal occupation and business experience for the past five years and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Board Nominees

Chamath Palihapitiya	Michael Colglazier

Wanda Austin	Adam Bain

Tina Jonas	Craig Kreeger

Evan Lovell	George Mattson

W. Gilbert (Gil) West

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	11

Proposal No. 1: Election of Directors

CHAMATH PALIHAPITIYA Age: 44 Director Since: May 2017

Mr. Palihapitiya, 44, has served as the Chairperson of our Board of Directors since May 2017. Mr. Palihapitiya founded our company and served as its Chief Executive Officer since its inception until the Closing in October 2019. Mr. Palihapitiya also served as a director of Slack Technologies Inc. from April 2014 to December 2019. Prior to founding Social Capital in 2011, Mr. Palihapitiya served as Vice President of User Growth at Facebook, and is recognized as having been a major force in its launch and growth. Mr. Palihapitiya was responsible for overseeing Monetization Products and Facebook Platform, both of which were key factors driving the increase in Facebook’s user base worldwide. Prior to working for Facebook, Mr. Palihapitiya was a principal at the Mayfield Fund, one of the United States’ oldest venture firms, before which he headed the instant messaging division at AOL. Mr. Palihapitiya graduated from the University of Waterloo, Canada with a degree in electrical engineering.

We believe Mr. Palihapitiya is well qualified to serve as the Chairperson of our Board of Directors because of his extensive management history and experience in identifying, investing in and building next-generation technologies and companies, and because he is a significant stockholder of ours.

MICHAEL COLGLAZIER Age: 54 Director Since: July 2020

Mr. Colglazier, 54, has served as our Chief Executive Officer and as a member of our Board of Directors since July 2020 and has served as our President since February 2021. Mr. Colglazier most recently served as President and Managing Director, Disney Parks International from October 2019 until his departure in July 2020 and, from March 2018 to October 2019, as President and Managing Director, Walt Disney Parks & Resorts, Asia Pacific. In these capacities, he oversaw the operations and development of Disney parks and resorts outside of the United States, focusing on high-growth expansion and development of joint venture opportunities with government agencies. Prior to this, from January 2013 until March 2018, Mr. Colglazier was President of The Disneyland Resort, where he led a workforce of nearly 30,000 employees and drove record business performance and growth. During his 30+ year career at Disney, Mr. Colglazier served in several executive roles where he implemented a series of development and growth strategies across the world focused on product innovation and customer growth. He is currently Chairman of the CEO Roundtable for the University of California, Irvine, and a member of the Engineering Advisory Board of Rice University. He is also a past commissioner and member of the executive committee of the California Travel and Tourism Commission. Mr. Colglazier graduated from Stanford University with a bachelor’s degree in Industrial Engineering and holds a master’s degree in Business Administration from Harvard Business School.

We believe Mr. Colglazier is well qualified to serve on our Board of Directors because of his extensive experience developing and growing consumer-oriented businesses strategically, commercially and operationally.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	12

Proposal No. 1: Election of Directors

WANDA AUSTIN Age: 66 Director Since: October 2019

Wanda Austin. Dr. Austin, 66, has served on the Company’s Board of Directors since October 2019. Dr. Austin served as Interim President of the University of Southern California from August 2018 to July 2019, has held an adjunct Research Professor appointment at the University’s Viterbi School’s Department of Industrial and Systems Engineering since 2007, and became a Life Trustee in 2020. Dr. Austin has been a director of Chevron Corporation and Amgen Inc. since December 2016 and October 2017, respectively. From January 2008 to October 2016, Dr. Austin served as President and Chief Executive Officer of The Aerospace Corporation, an independent nonprofit corporation operating the only federally funded research and development center for the space enterprise and performing technical analyses and assessments for a variety of government, civil and commercial customers. Before becoming President and Chief Executive Officer, Dr. Austin served as Senior Vice President of the corporation’s National Systems Group and Engineering and Technology Group. From 2015 to January 2017, Dr. Austin served on the President’s Council of Advisors on Science and Technology, advising the President of the United States in areas where an understanding of science, technology and innovation was key to forming effective U.S. policy. Dr. Austin is also a co-founder of MakingSpace, Inc., focused on creating inclusive opportunities for collaboration, and served on the U.S. Human Spaceflight Review Committee from 2009 to 2010, the Defense Science Board from 2010 to 2016, the Space Foundation from 2013 to 2015, the California Council on Science and Technology from 2008 to 2013 and the NASA Advisory Council from 2005 to 2007 and 2014 to 2017. Dr. Austin is a fellow of the American Institute of Aeronautics and Astronautics and a member of the International Academy of Astronautics and the National Academy of Engineering. Dr. Austin is an executive advisor for World50, a community of senior executives from globally respected organizations. Dr. Austin holds a bachelor’s degree in mathematics from Franklin & Marshall College, master’s degrees in systems engineering and mathematics from the University of Pittsburgh and a doctorate in systems engineering from the University of Southern California.

We believe Dr. Austin is well qualified to serve on our Board of Directors because of her extensive financial and operational experience as well as her deep experience in the aerospace industry.

ADAM BAIN Age: 47 Director Since: September 2017

Mr. Bain, 47, has served on the Company’s Board of Directors since September 2017. Mr. Bain is a co-managing partner of 01 Advisors, a venture capital firm targeting high-growth technology companies, since co-founding the firm in January 2018. Since November 2016, Mr. Bain has also been an independent advisor and investor in select growth-stage companies. Previously, Mr. Bain was the Chief Operating Officer of Twitter from September 2015 until November 2016 and President of Global Revenue & Partnerships from 2010 to September 2015, where he was responsible for the business lines at the public company, building one of the fastest revenue ramps of a consumer internet business. Mr. Bain oversaw employees in multiple countries ranging from Product, Business Operations, Business Development, Media Partnerships, Developer Relations, Twitter’s International business and all of the go-to-market Sales teams for the advertising and data businesses. Previously, Mr. Bain was the President of the Fox Audience Network at Newscorp, responsible for monetizing Fox’s digital assets. Mr. Bain started his career running product and engineering teams at Fox Sports and the Los Angeles Times. Mr. Bain earned his Bachelor of Arts in English Journalism from Miami University in Ohio.

Mr. Bain is well qualified to serve on our Board of Directors because of his extensive experience relating to business growth and development within technology and other related industries.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	13

Proposal No. 1: Election of Directors

TINA JONAS Age: 61 Director Since: June 2021

Ms. Jonas, 61, has served as a member of our Board of Directors since June 2021. Ms. Jonas is an independent consultant providing strategic consulting for the defense, aviation and healthcare sectors since 2015. From 2012 to 2014, Ms. Jonas served in several executive roles within UnitedHealthGroup before becoming President, UnitedHealthcare, Military and Veterans. From 2010 to 2012, Ms. Jonas served as Executive Vice President, Operations of PASSUR Aerospace, a business intelligence and aviation firm. From 2008 to 2010, Ms. Jonas served as Director, Operations, Sikorsky Aircraft. From 2004 to 2008, Ms. Jonas served as the Undersecretary Comptroller and Chief Financial Officer for the Department of Defense. From 2002 to 2004, Ms. Jonas served as the Assistant Director and Chief Financial Officer for the Federal Bureau of Investigation. From 2001 to 2002, Ms. Jonas served as Deputy Undersecretary for Financial Management for the Department of Defense. Ms. Jonas has served on the board of directors and the Audit and Finance committee of Centrus Energy Corp. since 2020, and serves on the board of directors of other privately held companies and non-profits. Ms. Jonas holds a Bachelor of Arts degree in political science from Arizona State University and a Master of Arts degree in liberal studies from Georgetown University.

Ms. Jonas is well qualified to serve on our Board of Directors because of her extensive experience financial and operational experience and her experience in the aviation industry.

CRAIG KREEGER Age: 61 Director Since: October 2019

Mr. Kreeger, 61, has served on the Company’s Board of Directors since October 2019. Mr. Kreeger recently retired from his role as Chief Executive Officer of Virgin Atlantic after leading the company from February 2013 through December 2018. During his tenure at Virgin Atlantic, Mr. Kreeger was responsible for all airline operations and led the company to rebuild its balance sheet, launch its successful joint venture with Delta Airlines and develop a long-term strategy for expanding the joint venture to include Air France and KLM Royal Dutch Airlines. Prior to his tenure at Virgin Atlantic, Mr. Kreeger spent 27 years at American Airlines, where he held a variety of commercial, operational, financial and strategic roles. Mr. Kreeger spent his last six years at American as part of its leadership team overseeing its International Division and then all of its Customer Service. Mr. Kreeger holds a bachelor’s degree in Economics from the University of California at San Diego and a Master of Business Administration from the University of California at Los Angeles.

We believe Mr. Kreeger is well qualified to serve on our Board of Directors because of his extensive operational, financial and managerial experience and his deep industry knowledge.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	14

Proposal No. 1: Election of Directors

EVAN LOVELL Age: 51 Director Since: October 2019

Mr. Lovell, 51, has served on the Company’s Board of Directors since October 2019. Mr. Lovell has been a Partner of Virgin Group Holdings Limited and its affiliates (collectively, the “Virgin Group”) since October 2012 and is responsible for managing the Virgin Group’s investment team globally. Mr. Lovell currently serves as a member of the board of directors for a number of Virgin Group portfolio companies, including BMR Energy Ltd., V Cruises US, LLC, Virgin Cruises Intermediate Limited, Virgin Cruises Limited, Vieco 10 Limited, Virgin Hotels, LLC, Virgin Sport Group Limited, Virgin Sport Management USA, Inc. and VO Holdings, Inc. From December 2008 to June 2019, Mr. Lovell was a member of the board of directors of AquaVenture Holdings Limited, and from April 2013 to December 2016 was a member of the board of directors of Virgin America Inc. From September 1997 to October 2007, Mr. Lovell served as an investment professional at TPG Capital, where he also served on the board of a number of TPG portfolio companies. Mr. Lovell holds a bachelor’s degree in Political Science from the University of Vermont.

We believe Mr. Lovell is well qualified to serve on our Board of Directors because of his extensive experience as a seasoned investor and operator.

GEORGE MATTSON Age: 55 Director Since: October 2019

Mr. Mattson, 55, has served on the Company’s Board of Directors since October 2019. Mr. Mattson has served as a director for Delta Air Lines, Inc. (“Delta”) since October 2012, and as co-chairman and director of NextGen Acquisition Corp. and NextGen Acquisition Corp. II, special purpose acquisition companies, since October 2020 and January 2021, respectively. Mr. Mattson previously served as a Partner and Co-Head of the Global Industrials Group in Investment Banking at Goldman, Sachs & Co. from November 2002 through August 2012. Mr. Mattson joined Goldman Sachs in 1994, and served in a variety of positions before becoming Partner and Co-Head of the Global Industrials Group. Mr. Mattson holds a bachelor’s degree in Electrical Engineering from Duke University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

We believe Mr. Mattson is well qualified to serve on our Board of Directors because of his extensive professional and financial experience and his experience as a public company director.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	15

Proposal No. 1: Election of Directors

W. GILBERT (GIL) WEST Age: 60 Director Since: February 2021

Mr. West, 60, has served Chief Operating Officer of Cruise LLC, GM’s majority-owned autonomous vehicle subsidiary, since January 2021, helping in the company’s progression towards commercialization. Prior to this, Mr. West served in various leadership positions since he began his career with Delta in March 2008 and, most recently, from February 2014 to October 2020, served as its Senior Executive Vice President and Chief Operating Officer, overseeing Delta’s worldwide operations, including 366 airports in 66 countries, 1,300 aircraft, 200 million customers per year, more than 70,000 employees and an annual budget of $16 billion. Prior to joining Delta, Mr. West served as President and Chief Executive Officer of Laidlaw Transit Services, a provider of transportation serves, from 2006 to 2007. Mr. West currently serves on the board of directors of Forward Air Corporation (Nasdaq: FWRD) and Genesis Park Acquisition Corp. (NYSE: GNPK). Mr. West has also been a member of the Brevard College Board of Trustees in North Carolina since October 2017 and previously served on the Board of Directors for the American Cancer Society and member of its Executive Leadership Council. Mr. West holds a Bachelor of Science in Mechanical Engineering from North Carolina State University and a Master of Business Administration from National University.

We believe Mr. West is well qualified to serve on our Board of Directors because of his extensive professional experience in the transportation industry and serving as senior executive of a large public company overseeing its extensive operations.

Board Recommendation

The Board of Directors unanimously recommends you vote “FOR” the election of each of the director nominees named above.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	16

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Appointment of Independent Registered Public Accounting Firm

The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. KPMG LLP (“KPMG”) has served as our independent registered public accounting firm since 2019. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed KPMG to serve as our independent registered public accounting firm for the year ending December 31, 2021.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Change in Independent Registered Accounting Firm

As previously disclosed, on November 11, 2019, Marcum LLP (“Marcum”) was dismissed as our independent registered public accounting firm and, effective November 12, 2019, KPMG was engaged as the Company’s new independent registered public accounting firm. The dismissal of Marcum and appointment of KPMG was done in connection with the Closing.

Marcum served as the independent registered public accounting firm for the Company since May 5, 2017, its inception as Social Capital Hedosophia Holdings Corp. KPMG served as the independent registered public accounting firm for Galactic Enterprises, LLC (formerly Virgin Galactic, LLC) (“Galactic Enterprises”), Galactic Co., LLC (formerly TSC, LLC) (“Galactic Co.”), Virgin Galactic (UK) Limited and their respective subsidiaries (collectively, the “Virgin Galactic Business”) prior to the Virgin Galactic Business Combination described in our Current Report on Form 8-K filed on October 29, 2019. The audit committee’s decision to engage KPMG was made because, for accounting purposes, the historical financial statements of the Company include a continuation of the financial statements of the Virgin Galactic Business.

Marcum’s report on the Company’s financial statements for the year ended December 31, 2018 and for the period from May 5, 2017 (inception) through December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the period of Marcum’s engagement and the subsequent interim period preceding Marcum’s dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent interim period preceding Marcum’s dismissal.

The Company previously provided Marcum with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Marcum addressed to the

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	17

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 15, 2019.

During the period from May 5, 2017 (inception) through December 31, 2018 and the subsequent interim period preceding the engagement of KPMG, neither the Company nor anyone on its behalf has previously consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively).

Audit, Audit-Related, Tax and All Other Fees

The table below sets forth the aggregate fees billed by KPMG in 2019 and 2020.

	2020	2019(3)(4)
Audit Fees(1)	1,963,668	1,459,734
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	315,114
Total	1,963,668	1,774,848

(1)	Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings
(2)	All Other Fees consisted of fees billed for services involving due diligence performed in connection with directors’ and officers’ insurance under Social Capital’s engagement entered into prior to the Virgin Galactic Business Combination.
(3)	Represent fees billed for services for the period from October 26, 2019 through December 31, 2019 following the Virgin Galactic Business Combination. Audit Fees include the 2019 audit of our consolidated financial statements for approximately $630,000, the statutory audit performed for Virgin Galactic Limited for approximately $24,000, fees for SEC filings related to the registration of shares issuable under the Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the “2019 Plan”) and warrants and fees for SEC filings associated with the Virgin Galactic Business Combination for approximately $74,000.
(4)	Represent fees billed for services for the period from January 1, 2019 through October 25, 2019 prior to the Virgin Galactic Business Combination. Audit Fees include the fiscal year 2017 and 2018 carve-out audits for approximately $383,000 and fees related to SEC filings associated with the Virgin Galactic Business Combination for approximately $349,000.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	18

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-Approval Policies and Procedures

The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and nonaudit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, auditrelated, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.

On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general preapproved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original preapproval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.

Following the Virgin Galactic Business Combination, all of the services listed in the table above were preapproved by our audit committee.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	19

Audit Committee Report

The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance—Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the audit committee reviewed and discussed with management and KPMG LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2020. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Dr. James Ryans (Former Chair)
Dr. Wanda Austin
Craig Kreeger

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	20

Executive Officers

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of July 13, 2021. Other than as to Michael Moses, as more fully described under “Certain Transactions with Related Persons — Compensation of Chief Astronaut Instructor,” there are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position
Michael Colglazier	54	Chief Executive Officer, President and Director
Douglas Ahrens	54	Executive Vice President, Chief Financial Officer and Treasurer
Michael Moses	53	President, Space Missions and Safety, Galactic Enterprises
Michelle Kley	49	Executive Vice President, General Counsel and Secretary
Swaminathan B. Iyer	46	President, Aerospace Systems, Galactic Co.

See page 12 of this Proxy Statement for Michael Colglazier’s biography.

Douglas Ahrens Executive Vice President, Chief Financial Officer and Treasurer

Doug Ahrens has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2021. He has over 20 years of operational and strategic finance experience from multinational companies and most recently served as the Chief Financial Officer of Mellanox Technologies, Ltd. (Nasdaq: MLNX) from 2019 to 2020, until its acquisition by NVIDIA Corporation. Prior to this, from September 2015 to December 2018, Mr. Ahrens served as Chief Financial Officer of GlobalLogic Inc., a private software engineering firm. From October 2013 to September 2015, Mr. Ahrens served as Chief Financial Officer of Applied Micro Circuits Corporation (now MACOM Technology Solutions), while it was then-publicly traded fabless semiconductor manufacturer. Prior to October 2013, Mr. Ahrens held various finance roles at Maxim Integrated Products, Inc. and Intel. Mr. Ahrens holds a Bachelor of Science in Mechanical Engineering from the University of California, San Diego and a Master of Business Administration from Harvard Business School.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	21

Executive Officers

Michael Moses President, Space Missions and Safety, Galactic Enterprises, LLC

Mr. Moses has served as the President, Space Missions and Safety of Galactic Enterprises, a wholly owned subsidiary of ours focused on the operation of our spaceflight systems, since June 2016 and is responsible for overseeing program development and spaceflight operations, including vehicle processing, flight planning, astronaut training and flight crew operations. Mr. Moses previously served as Galactic Enterprises’ Vice-President of Operations from October 2011 to June 2016. Prior to joining the VG Companies, Mr. Moses served at NASA’s Kennedy Space Center in Florida as the Launch Integration Manager from August 2008 to October 2011, where he led all space shuttle processing activities from landing through launch, including serving as the chair of NASA’s Mission Management Team, where he provided ultimate shuttle launch decision authority. Mr. Moses served as Flight Director at NASA’s Johnson Space Center from April 2005 to August 2008 where he led teams of flight controllers in the planning, training and execution of space shuttle missions. Mr. Moses graduated from Purdue University with a bachelor’s degree in Physics and a master’s degree in Aeronautical and Astronautical Engineering, and earned a master’s degree in Space Sciences from the Florida Institute of Technology. Mr. Moses is a two-time recipient of the NASA Outstanding Leadership Medal.

Michelle Kley Executive Vice President, General Counsel and Secretary

Ms. Kley has served as our Executive Vice President, General Counsel and Secretary since December 2019. Ms. Kley is responsible for overseeing all legal affairs, including corporate governance, securities law and NYSE compliance, M&A activity and strategic transactions. She also acts as Secretary and advises the Board of Directors. Prior to joining the Company, from 2016 to 2019, Ms. Kley was the Senior Vice President, Chief Legal and Compliance Officer and Secretary of Maxar Technologies Inc. (“Maxar”), and from 2012 to 2016, she served as Associate General Counsel and Vice President of Legal of Space Systems/Loral, LLC, a subsidiary of Maxar. Prior to joining Maxar, from 2011 to 2012, Ms. Kley was a corporate associate at Morrison & Foerster LLP. From 2010 to 2011, Ms. Kley served as legal counsel for Beazley Group. From 2003 to 2009, Ms. Kley was a corporate associate at Wilson Sonsini Goodrich & Rosati P.C. She is a member of the International Institute of Space Law and serves on the board of directors of its US affiliate, the US Center for Space Law. Ms. Kley graduated from University of California Berkeley Law School (Boalt Hall) with a J.D. degree and from Sonoma State University with a Bachelor of Arts degree in psychology.

Swaminathan B. Iyer President, Aerospace Systems, Galactic Co.

Mr. Iyer has served as President, Aerospace Systems of Galactic Co., a wholly owned subsidiary of ours, since March 2021. Mr. Iyer most recently served as President of GKN Advanced Defense Systems, which provides advanced components and technology to leading military aircrafts and helicopters and, prior to this, served as Chief Executive Officer of Israel Aerospace Industries North America, which provides systems and intelligence to the aerospace, land, sea, and cyber domains. Mr. Iyer was also the President of Ultra Electronics, 3eTI, which specializes in application-engineered solutions for the defense, security and critical detection and, prior to that, was Vice President, Defense & Space at Honeywell Aerospace, where he led multiple, multi-billion dollar international and domestic defense programs. As Branch Chief for the Deputy Under Secretary of the Air Force, International Affairs, South Asia, Australia & Oceania, he was responsible for formulating and integrating policy with respect to political-military relationships, security assistance, technology and information disclosure issues, military exchanges, and attaché affairs. Mr. Iyer was a Lt. Colonel in the USAF and logged over 3,500 hours (105 combat hours) of flight experience. Mr. Iyer holds an M.Sc. in aerospace engineering from the University of Michigan.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	22

Corporate Governance

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance — Governance Documents” section of the “Investors Information” page of our website located at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011. Among the topics addressed in our Corporate Governance Guidelines are:

Director independence and qualifications	Stock ownership
Executive sessions of independent directors	Board access to senior management
Board leadership structure	Board access to independent advisors
Selection of new directors	Board self-evaluations
Director orientation and continuing education	Board meetings
Limits on board service	Meeting attendance by directors and non-directors
Change of principal occupation	Meeting materials
Term limits	Board committees, responsibilities and independence
Director responsibilities	Succession planning
Director compensation

Board Leadership Structure

If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”). The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chairperson of the Board qualifies as independent, the Chairperson of the Board will serve as Lead Director.

The Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to-day leadership and performance of our Company and the Chair of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and

President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board is currently composed of nine directors. Subject to the terms of the Stockholders’ Agreement, as further described and defined in “— Certain Transactions with Related Persons — Stockholders’ Agreement,” and our Certificate of Incorporation and Bylaws, the number of directors is fixed by our Board of Directors. Virgin Investments Limited (“VIL”), SCH Sponsor Corp. (the “Sponsor”) and Mr. Palihapitiya (together, the “Voting Parties”) are party to the Stockholders’ Agreement pursuant to which, among other things, (i) VIL and Mr. Palihapitiya have rights to designate directors for election to the Board of Directors (and the Voting Parties will vote in favor of such designees at any annual or special meeting of stockholders in which directors are elected), (ii) VIL has agreed not to take action

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	23

Corporate Governance

to remove the members of the Board of Directors designated by Mr. Palihapitiya pursuant thereto, (iii) Mr. Palihapitiya has agreed not to take action to remove the members of the Board of Directors designated by VIL pursuant thereto and (iv) VIL has, under certain circumstances, the right to approve certain matters as set forth therein.

Under the Stockholders’ Agreement, VIL has the right to designate three directors (the “VG designees”) for as long as VIL and Aabar Space, Inc. (“Aabar”) beneficially own 57,395,219 or more shares of our common stock, which represents 50% of the number of shares beneficially owned by Vieco USA, Inc., a Delaware corporation (“Vieco US”) immediately following the Closing and related transactions, provided that, when such beneficial ownership falls below (x) 57,395,219 shares, VIL will have the right to designate only two directors, (y) 28,697,610 shares, VIL will have the right to designate only one director and (z) 11,479,044 shares, VIL will not have the right to designate any directors. For purposes of determining the number of shares beneficially owned by VIL and the extent of VIL’s nomination and consent rights under the Stockholders’ Agreement, the shares distributed to Aabar are deemed to be held by VIL until such time as Aabar transfers or sells such shares, subject to certain exceptions, as contemplated by the Stockholders’ Agreement. Each of the Sponsor and Mr. Palihapitiya have agreed to vote, or cause to vote, all of their outstanding shares of our common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the VG designees.

Additionally, pursuant to the Stockholders’ Agreement, Mr. Palihapitiya also has the right to designate two directors (the “CP designees”), one of which must qualify as an “independent director” under stock exchange regulations applicable to us, for as long as Mr. Palihapitiya and the Sponsor collectively beneficially own at least 21,375,000 shares of our common stock, which represents 90% of the number of shares beneficially owned by them as of immediately following the Closing, but excluding the 10,000,000 shares purchased by Mr. Palihapitiya from Vieco US, provided that when such beneficial ownership falls below (x) 21,375,000 shares, Mr. Palihapitiya will have the right to designate only one director, who will not be required to qualify as an “independent director” and (y) 11,875,000 shares, Mr. Palihapitiya will not have the right to designate any directors. VIL has agreed to vote, or cause to vote, all of its outstanding shares of our common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the CP designees. The initial chairperson of the Board of Directors is Mr. Palihapitiya until such time as VIL identifies a permanent chairperson who qualifies as an independent director and is reasonably acceptable to Mr. Palihapitiya.

Under the terms of the Stockholders’ Agreement, two directors (the “Other designees”), each of whom must qualify as an “independent director” under stock exchange regulations applicable to us and one of whom must qualify as an “audit committee financial expert” as defined under the rules of the SEC, were appointed in accordance with the Stockholders’ Agreement and, thereafter, will be as determined by the Board of Directors. In addition, under the terms of the Stockholders’ Agreement, the individual serving as our Chief Executive Officer (the “CEO designee”), was appointed in accordance with the Stockholders’ Agreement to our Board of Directors and will, going forward, be determined by what individual holds the title of Chief Executive Officer of the Company.

VIL currently has the right to designate three directors and Mr. Palihapitiya one director. Messrs. Kreeger, Lovell and Mattson serve as the VIL designees, Mr. Bain serves as the CP designee and Dr. Austin serves as the Other designee. Dr. Ryans, a former director and an Other designee, stepped down from the Board in February 2021 and, in connection with this departure, the Board identified and recommended Mr. West as a director nominee. In June 2021, the Board increased the size of the Board to nine directors and identified and recommended Ms. Jonas as a director nominee. Mr. Colglazier became the CEO designee in connection with his appointment as the Company’s Chief Executive Officer in July 2020, superseding Mr. Whitesides as Chief Executive Officer and the initial CEO designee.

Pursuant to the terms of the Stockholders’ Agreement, the VG designees, the CP designees and the Other designees are only able to be removed with or without cause at the request of the party entitled to designate such director. In all other cases and at any other time, directors are only able to be removed by the affirmative vote of at least a majority of the voting power of our common stock. Pursuant to the terms of the Stockholders’ Agreement, the CEO designee will be removed at such time when the individual ceases to serve as Chief Executive Officer of the Company.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	24

Corporate Governance

In addition, under the amended and restated trademark license agreement (the “Amended TMLA”), to the extent the Virgin Group does not otherwise have a right to place a director on our Board of Directors, such as VIL’s right to designate the VG designees under the Stockholders’ Agreement, we have agreed to provide Virgin Enterprises Limited (“VEL”) with the right to appoint one director to our Board of Directors (provided the designee is qualified to serve on the Board under all applicable corporate governance policies and regulatory and NYSE requirements).

Boeing Board Observer Right

In connection with a subscription agreement dated October 7, 2019 between us and an entity affiliated with The Boeing Company (the “Boeing Agreement”), Boeing had a right to have a representative attend all meetings of our Board of Directors and to receive all materials provided to our Board, subject to exceptions for us to preserve attorney-client privilege, avoid disclosure of trade secrets or prevent material competitive harm. This right was to expire on October 7, 2023, subject to automatic two-year renewals unless we provide prior written notice, or such other time as when Boeing owns less than all of the shares of common stock purchased by it pursuant to the Boeing Agreement. Based on its share ownership, Boeing no longer has a Board observer right.

Director Independence

Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries and that the NYSE’s per se bars to determining a director independent have not been triggered.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Dr. Austin, Mr. Bain, Ms. Jonas, Mr. Kreeger, Mr. Mattson or Mr. West, representing six of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the rules of the NYSE. In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Committees

We have four standing committees of our Board of Directors. Each of our four standing committees of our Board of Directors has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, compensation committee, nominating and corporate governance committee and safety committee operates under a written charter.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	25

Corporate Governance

Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Safety
Michael Colglazier
Chamath Palihapitiya
Wanda Austin	M	C		M
Adam Bain		M	C
Tina Jonas	M
Craig Kreeger	M			C
Evan Lovell				M
George Mattson	C	M	M
W. Gilbert West				M

C Chairperson M Member

Audit	Our audit committee is responsible for, among other things:
Committee
	•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

	•	discussing with our independent registered public accounting firm their independence from management;

	•	reviewing with our independent registered public accounting firm the scope and results of their audits; approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

	•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

	•	reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls and compliance with legal and regulatory requirements; and

	•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Dr. Austin, Ms. Jonas and Messrs. Kreeger and Mattson, with Mr. Mattson serving as chair. We have affirmatively determined that each member of the audit committee qualifies as independent under NYSE rules applicable to board members generally and under the NYSE rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), specific to audit committee members. All members of our audit committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, the Board has determined that each of Dr. Austin, Ms. Jonas and Mr. Mattson qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) (5) of Regulation S-K.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	26

Corporate Governance

Compensation Committee	Our compensation committee is responsible for, among other things:

• reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;

• reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers and, from time to time, other members of our leadership team;

• reviewing and making recommendations to our Board of Directors regarding director compensation;

• implementing and administering our incentive compensation and equity-based plans and arrangements;

• retaining or obtaining advice from any compensation consultants; and

• participating in succession planning for our Chief Executive Officer and others serving in key management positions.

Our compensation committee consists of Dr. Austin and Messrs. Bain and Mattson, with Dr. Austin serving as chair. We have affirmatively determined that each member of the compensation committee qualifies as independent under NYSE rules, including the additional independence standards for members of a compensation committee, and that each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The compensation committee may also delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

Compensation Consultants

The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee engaged the services of Mercer (US) Inc. (“Mercer”) as its independent outside compensation consultant for the months in 2020 calendar year of January through August. Meridian Compensation Partners, LLC (“Meridian”) was retained by the compensation committee as an independent consultant for the months of September through December of 2020 to assist the committee in its evaluation of the compensation provided to our executive officers.

Other than advising the compensation committee, neither Mercer nor Meridian nor any of their respective affiliates maintain any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee has considered the independence of both Mercer and Meridian, consistent with the requirements of the NYSE, and has determined that Mercer and Meridian are independent. Further, pursuant to SEC rules, the compensation committee conducted a conflicts of interest assessment and determined there is no conflict of interest resulting from retaining Mercer or Meridian in the year 2020.

Additionally, during 2020, neither Mercer nor Meridian provided any services to us other than regarding executive and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	27

Corporate Governance

Nominating and Corporate Governance Committee	Our nominating and corporate governance committee is responsible for, among other things:

	•	assisting our Board of Directors in identifying individuals qualified to become members of our Board of Directors, consistent with criteria set forth in our governance guidelines;

	•	recommending director nominees for election to our Board of Directors;

	•	reviewing the appropriate composition of our Board of Directors and its committees;

	•	providing oversight with respect to the Company’s environmental, social and governance strategy, initiatives and policies; and

	•	developing and recommending to our Board of Directors a set of corporate governance guidelines and principles.

Our nominating and corporate governance committee consists of Messrs. Bain and Mattson, with Mr. Bain serving as chair. We have affirmatively determined that each member of the nominating and corporate governance committee qualifies as independent under NYSE rules.

Safety Committee	Our safety committee is responsible for, among other things:

	•	reviewing our safety performance, including processes to ensure compliance with internal policies and goals and applicable laws and regulations;

	•	providing input on the management of current and emerging safety issues;

	•	assisting our Board of Directors with oversight of our risk management and security processes;

	•	reviewing safety audit findings and resulting action plans; and

	•	periodically visiting our facilities and reviewing any safety issues.

Our safety committee consists of Dr. Austin and Messrs. Kreeger, Lovell, and West, with Mr. Kreeger serving as chair.

Board and Board Committee Meetings and Attendance

We expect all directors to attend all meetings of the Board and the committees of the Board of which they are members. During the year ended December 31, 2020, the Board met fifteen times, the audit committee met eight times, the compensation committee met eight times, the nominating and corporate governance committee met six times and the safety committee met five times. Each of our incumbent directors attended at least 75% of the total meetings of the Board and committees thereof held during 2020 during the time that such director served on the Board or such committee in 2020.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. The independent Chair of the Board presides at each of these meetings and, in his absence, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	28

Corporate Governance

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of our then-serving Board members attended our 2020 annual meeting of stockholders.

Director Nominations Process

The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In addition to any factors they deem relevant, the nominating and corporate governance committee may consider: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and the candidate’s geographic background, gender, age and ethnicity.

We consider diversity a meaningful factor in identifying qualified director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates other personal and profession pursuits.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

As described under “—Composition of the Board of Directors” above, the Stockholders’ Agreement provides for the parties thereof to designate persons to our Board based on their voting power of our common stock and subject to additional requirements. Pursuant to the Stockholders’ Agreement and their current voting power, VIL currently has the right to designate three VG Designees to serve on the Board and Mr. Palihapitiya currently has the right to designate one CP designee. Additionally, the Stockholders’ Agreement also provides for the appointment of two Other designees on the Board who, thereafter, will be as determined by the Board. In addition, the Stockholders’ Agreement provides there be a CEO designee serving on the Board, who will be the person then serving as Chief Executive Officer of the Company.

VIL designated Messrs. Kreeger, Lovell and Mattson for election to our Board of Directors, Mr. Palihapitiya designated Mr. Bain and Dr. Austin was designated as an Other designee. Dr. Ryans, a former director and an Other designee, stepped down from the Board in February 2021 and, in connection with

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	29

Corporate Governance

this departure, the Board, with the assistance of the search firm Spencer Stuart, identified and recommended Mr. West as a director nominee. In June 2021, the Board increased the size of the Board to nine directors and, with the assistance of the search firm Spencer Stuart, identified and recommended Ms. Jonas as a director nominee. The Board also determined it in the best interests of the Company and its stockholders to recommend that Mr. Palihapitiya continue to serve on the Board and approved his nomination to be reelected at this Annual Meeting. Mr. Colglazier became the CEO designee in connection with his appointment as the Company’s Chief Executive Officer in July 2020, superseding Mr. Whitesides as Chief Executive Officer and the initial CEO designee. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment in conjunction with the contractual obligations under the Stockholders’ Agreement and their nomination for election or re-election, as applicable, at the Annual Meeting.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Virgin Galactic Holdings, Inc., 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011. All recommendations for director nominations received by the Corporate Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, such as risks relating to the COVID-19 pandemic, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees regularly reports to the Board.

The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, our enterprise risk management program and our cyber and data security risk management. Through its regular meetings with

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	30

Corporate Governance

management, including the finance, legal, internal audit, tax, compliance and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The safety committee assists the Board in matters related to safety arising as a result of the Company’s business and operations and the processes used to mitigate key safety risks. Through its regular meetings with management and other advisers, its review of the Company’s policies and safety audits and results and on-site visits to the Company’s facilities and other oversight responsibilities, the safety committee oversees key safety risks. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chair, succession planning discussions. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure and corporate governance. In addition, our Board and its committees receive periodic detailed operating performance reviews from members of management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the audit committee, compensation committee, nominating and corporate governance committee and safety committee and other corporate governance information are available under the Governance section of the Investor Information page of our website at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available under the under the Governance section of the Investor Information page of our website at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011. The Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

Commitment to ESG

At Virgin Galactic, we recognize that taking responsibility for environmental, social and governance (“ESG”) considerations is essential to delivering long-term excellence and value creation for our employees, customers, stockholders, communities and other stakeholders. Sustainability has been a core value since our inception, and we are continuing to develop and refine our ESG strategy, including through an ESG Executive Committee, to establish our strategy, initiatives and policies that align with industry best practices standards such as Sustainability Accounting Standards Board (“SASB”) relevant to our business.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	31

Corporate Governance

Social Responsibility	Data Security

Within Virgin Galactic, we strive to cultivate a high-performing and diverse workforce and to foster a culture of collaboration and learning and, externally, are intentional about our collaborations with organizations that foster and promote diversity in science, technology, engineering and math (“STEM”) fields. For example, we work with the Society of Hispanic Professional Engineers, Society of Women Engineers, the National Society of Black Engineers, Historically Black Colleges and Universities, and The Mom Project. We have also awarded scholarships, hosted space chats with over 11,000 students in over 10 countries around the world, contributed over 6,000 volunteering hours and held over 250 events.	Our information technology department oversees data security, critical systems penetration, training, auditing and testing. Our policies and practices follow recognized cybersecurity standards to help determine and address security risks to our business. Our employees are regularly informed about data security and privacy issues and are trained accordingly.

Environment, Health and Safety	Human Capital

We aim to reduce our carbon footprint and develop solutions that alleviate the global strain on natural resources. We have several environmental initiatives and targets, such as eliminating single-use plastic and building vehicles that can be used for multiple commercial flights. We are also keenly focused on human safety. Our Safety Management System (SMS) is informed by Federal Aviation Administration guidance and is in line with national and international policies and other flight standards. We have a proactive safety risk management process to identify potential safety hazards, minimize risks and ensure proper corrective actions where appropriate. Our process and protocols are audited regularly to ensure compliance to the latest standards, to monitor and document issues, and develop corrective action plans with the operations teams.

In response to the COVID-19 pandemic, we formed a COVID-19 task force with leadership from across the Company to provide resources and tools to assist and support our workforce with overall wellness, mental wellness and cope with stress, anxiety, isolation and loss. We continue to monitor protocols and guidelines, communicate expectations and make accommodations to protect the safety of our employees while increasing production with strict safety protocols in place.

Our employees, our teammates, are the cornerstone of our success. As of June 28, 2021, we had 773 employees across the globe. Prior to joining our Company, a number of our employees had prior experience working for a wide variety of reputed commercial aviation, aerospace, high-technology, and world-recognized organizations.

Our integrated human capital management strategy includes the acquisition, development, and retention of our teammates, as well as the design of market-based compensation and benefits programs to enable and achieve our strategic mission.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	32

Corporate Governance

Total Workforce Demographics:

We regularly assess the impact of our efforts in diversifying our workforce. In the assessment of our December 31, 2019 to December 31, 2020 (year-over-year) impact, we did not have any change in our female versus male representation within our global workforce. The representation of Asian and

Black or African American increased in representation within our workforce during this timeframe of Asian representation in 2019 of 6.7% versus 7.5% in 2020 and Black or African American in 2019 had a representation of 3.7% versus 5.2% in 2020.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	33

Corporate Governance

Compensation and Benefits:

Virgin Galactic offers competitive compensation, benefits and services that meet the needs of its employees, including short time and long-term incentive programs, defined contribution plan, healthcare benefits, and wellness and employee assistance programs. Management monitors market compensation and benefits to attract, retain and promote teammates. In addition, Virgin Galactic’s incentive programs are aligned with the Company’s mission and intended to reward and incentivize high performing teams and an engaged workforce.

For the year ended 2020, the compensation and benefits expense payable to and earned by personnel totaled $103.8 million.

In partnership with our human resources, medical, safety, security, legal, and communications functions, our Company executives and Chief Executive Officer provided and shared comprehensive resources and tools, and internal communications to assist and support our teammates with overall wellness during the pandemic, This included mental wellness support in coping with stress, anxiety, isolation, and loss, as well as our many employees balancing childcare obligations in the midst of the pandemic. Based on the location of our primary facilities and its associated communities, these areas were impacted with higher case rates of the pandemic within the U.S. and the United Kingdom.

Supporting our Employees through the COVID-19 Pandemic:

In response to COVID-19 and related state and local government orders to stay at home, Virgin Galactic immediately responded in March 2020 with the creation of a COVID-19 Task Force as part of our internal and external pandemic emergency response plan.

Beginning in April 2020, Virgin Galactic offered for all employees required to work onsite the benefit of routine testing and, in the third quarter of 2020, commenced offering an in-house testing benefit offering for employees required to work onsite.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	34

Director Compensation

In 2020, we maintained a compensation program that consists of annual cash retainer fees and long-term equity awards for our non-employee directors who are not affiliated with us and/ or the Virgin Group and the Sponsor. The eligible directors in 2020 were Dr. Austin and Messrs. Ryans, Kreeger and Mattson. The 2020 Director Compensation Program consisted of the components described below.

In addition, on April 30, 2020, as a precautionary measure during this phase of COVID-19 national mobilization and recovery, each of these directors voluntarily agreed to a 20% reduction of his or her non-employee director cash compensation that otherwise would have been earned for the period from May 11,2020 through June 30, 2020.

Cash Compensation

Annual Retainer: $125,000

	Annual Committee Chair Retainer	Annual Committee Member (Non-Chair) Retainer
Audit	$40,000	$20,000
Compensation	$15,000	$7,500
Nominating and Corporate Governance	$15,000	$7,500
Safety	$15,000	$7,500

The annual cash retainer is paid in quarterly installments in arrears. Annual cash retainers are pro-rated for any partial calendar quarter of service.

Equity Compensation

•	Initial Grant to each eligible director who is initially elected or appointed to serve on our Board of Directors: A restricted stock unit (the “RSU”) award with an aggregate value of $150,000, which will vest as to one-third of the shares subject to the award on each anniversary of the grant date, subject to continued service.
•	Annual Grant to each eligible director who is serving on our Board of Directors as of the date of the annual stockholders’ meeting: A RSU award with an aggregate value of $125,000, which will vest in full on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting following the grant date, subject to continued service.

In addition, each equity award granted to the eligible directors under the Director Compensation Program will vest in full immediately prior to the occurrence of a change in control (as defined in the 2019 Plan).

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2019 Plan.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	35

Director Compensation

Director Compensation Table for Fiscal Year 2020

The following table contains information concerning the compensation of our non-employee directors in fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)(1)	All Other Compensation ($)	Total ($)
Wanda Austin	$145,286	$124,994	—	$270,280
Craig Kreeger	$142,229	$124,994	—	$267,223
George Mattson	$121,153	$124,994	—	$246,147
James Ryans	$153,161	$124,994	—	$278,155

(1)	Amounts reflect the full grant-date fair value of stock awards granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our directors in Note 14 in our consolidated financial statements included in Amendment No. 2 to our Annual Report on Form 10-K for the fiscal year ended December 31,2020 (the “2020 10-K”). The table below shows the aggregate numbers of RSU awards held as of December 31,2020 by each director.

Name	Restricted Stock Units Outstanding at Fiscal Year End
Wanda Austin	24,864
Craig Kreeger	24,864
George Mattson	24,864
James Ryans	24,864

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	36

Compensation Committee Report

The compensation committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Dr. Wanda Austin (Chair)

Adam Bain

George Mattson

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	37

Executive Compensation

Compensation Discussion And Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy those objectives, and the policies underlying our 2020 executive compensation program and the compensation awarded to our named executive officers for 2020. The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures.

Our named executive officers for fiscal year 2020 were:

•	Michael Colglazier, our Chief Executive Officer and President,

•	George Whitesides, our former Chief Executive Officer and Chief Space Officer (during 2020),

•	Jonathan Campagna, our Chief Financial Officer (during 2020),

•	Michael Moses, who serves as our President, Space Missions and Safety, of Galactic Enterprises

•	Michelle Kley, our Executive Vice President, General Counsel and Secretary, and

•	Enrico Palermo, our former President, Galactic Co. and Chief Operating Officer.

In July 2020, Michael Colglazier was appointed as our Chief Executive Officer and George Whitesides was appointed as Chief Space Officer. Effective February 25, 2021, Mr. Whitesides departed from his position as our Chief Space Officer. In addition, in December 2020 Mr. Palermo resigned as our President, Galactic Co. and Chief Operating Officer.

In March 2021, Mr. Campagna ceased serving as our Chief Financial Officer and Douglas Ahrens was appointed as our Chief Financial Officer.

Operational and Performance Highlights

In 2020, the Company’s leadership established a long-term vision and outlined the Company’s strategies to achieve these objectives. That vision included a target of 400 spaceflights per year per spaceport with multiple spaceports located around the world.

We believe the exploration of space and the cultivation and monetization of space-related capabilities offer immense potential to create economic value and future growth. Further, we believe we are at the center of these industry trends and well-positioned to capitalize on them by bringing human spaceflight to a broad global population that dreams of traveling to space. In the third quarter of 2020, management raised approximately $460 million to strengthen the Company’s financial position to enable the Company to focus on such strategic long-term objectives. In addition, our executive leadership team was expanded in 2020, with top talent that will support realization of our vision and long-term performance objectives.

Regarding the Company’s 2020 commercial and space missions’ operations, the market for commercial human spaceflight for private individuals is new and untapped. As of December 31, 2020, only 581 humans have ever traveled above the Earth’s atmosphere into space to become officially recognized as astronauts, cosmonauts or taikonauts. We believe this market opportunity is supported by approximately 600 reservations and over $80 million of deposits we had booked as of December 31, 2020, and during the COVID-19 pandemic, our commercial team maintained our approximately 600 future astronauts. Additionally, in February 2020, we launched our One Small Step campaign, which allowed interested individuals to place a $1,000 refundable registration deposit towards the cost of a future ticket once we reopen ticket sales. On December 31, 2020, we closed the One Small Step campaign to new entrants, having received approximately 1,000 One Small Step deposits through that date.

On our overall performance, we continue to progress through our test program schedule and our fleet expansion efforts during 2020, despite challenges and delays caused by the COVID-19 pandemic and actions taken in response to the COVID-19 pandemic.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	38

Executive Compensation

Compensation Highlights

2020 was a transitional year for the Company, as it was our first full year as a public company following the Closing. In early 2020, at the beginning of the pandemic in the United States, the Company’s Board determined to reduce Board compensation and management proposed Mr. Whitesides and the executive officers reduce base salaries for a period of time in the first half of 2020. Mr. Whitesides and the executive officers also reduced their 2019 cash bonus incentives to ensure the Company was taking every effort to preserve cash and maintain job stability across the Company’s workforce in the midst of the pandemic.

Throughout the challenges of the pandemic in 2020 and the transitional efforts required in the first half of 2020 as a newly public company, the Company established 2020 performance objectives for the Company’s first cash incentive program, and also established an initial equity incentive framework for nonexecutive new hires within the 2019 Incentive Plan.

In 2020, our executive compensation program consists of fixed and variable pay, including cash and non-cash components. The key elements of our 2020 executive compensation program are as follows:

Compensation Element	Key Features and Objectives
Base Salary	• Reflects individual skills, experience, and overall responsibilities of the executive’s position • Attracts and retains talent by providing a stable and reliable source of income
Cash-Based Incentive Compensation	• Rewards the achievement of corporate objectives and overall contributions towards achieving those objectives
Equity Based Compensation

•     Incentivizes our executives to create long-term stockholder value

•     Aligns our executive’s strategic objectives with those of our stockholders’ interests over the long-term

•     Promotes retention and executive stock ownership

Compensation Program Objectives

The main objectives of the Company’s executive compensation program are to:

•     Motivate, attract and retain highly qualified executives who are committed to the Company’s mission, performance and culture, by paying them competitively.

•     Create a fair, reasonable and balanced compensation program that rewards executives’ performance and contributions to the Company’s short- and long-term business results, while closely aligning the interests of the executives with those of stockholders.

• Emphasize pay for performance, with a program that aligns financial and operational achievements.
We believe that the Company’s executive compensation program design features accomplish the following:

•     Provide base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

•     Ensure that a significant portion of each executive’s compensation is tied to the future share performance of the Company, thus aligning their interests with those of our stockholders.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	39

Executive Compensation

•	Utilize equity compensation and vesting periods for equity awards that encourage executives to remain employed and focus on sustained share price appreciation.
•	Utilize a mix between cash and equity compensation designed to encourage strategies and actions that are in the long-term best interests of the Company.

Role of the Board, Management and Compensation Consultant

The compensation committee has ultimate responsibility for compensation-related decisions and, in 2020, the compensation committee retained an independent consultant, Mercer, from January through August. Meridian was retained by the compensation committee as an independent consultant for the months of September through December of 2020 to assist the committee in its evaluation of the compensation provided to our executive officers. In addition, the compensation committee’s independent consultant generally attends compensation committee meetings and provides information, research and analysis pertaining to executive compensation and governance as requested by the compensation committee.

Other than advising the compensation committee, as described above, neither Mercer nor Meridian provided any services to the Company in 2020.

In March 2020, the compensation committee approved a 2020 peer group for the newly created public Company. The peer group was utilized in the assessment of the non-employee director compensation and in the development of the overall compensation for Mr. Colglazier as Chief Executive Officer and for Mr. Whitesides as Chief Safety Officer. This peer group consisted of the following companies:

• HEICO Corporation
• II-VI Incorporated
• Kratos Defense & Security Solutions, Inc.
• Mercury Systems, Inc.
• National Instruments Corp.
• Proofpoint, Inc.
• PROS Holdings, Inc .
• PTC Therapeutics, Inc.
• Rogers Corporation
• Aerojet Rocketdyne Holdings, Inc.
• AeroVironment, Inc.
• AppFolio, Inc.
• Axon Enterprise, Inc.
• Cloudera, Inc.
• Cognex Corporation
• Coherent, Inc.
• Cubic Corporation
• Emergent Biosolutions, Inc.
• FireEye, Inc.
• FLIR Systems, Inc.

Stockholder Say-on-Pay Vote

Approximately 99% of votes cast were voted in favor of our 2020 say-on-pay proposal, which we believe affirms our stockholders’ support of our approach to our executive compensation program. In addition, at our 2020 annual meeting our stockholders had their first opportunity to cast an advisory vote on the frequency of our say-on-pay proposals, and the majority of our stockholders approved holding such votes on an annual basis. Our next say-on-pay vote will occur at our 2021 annual meeting of stockholders. The Company intends to consider the outcome of the say-on-pay votes when making compensation decisions regarding our named executive officers.

Elements of Our Executive Compensation Program

The Company’s primary components of compensation for its executive officers have been base salary, incentive cash bonuses and grants of long-term equity-based incentive compensation. In 2020, the Company did not have a pre-established policy or target for the allocation between cash and non-cash incentive compensation or between short-term and long-term compensation, although the Company did attempt to keep total cash compensation within the Company’s fiscal year budget while reinforcing its pay-for-performance philosophy.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	40

Executive Compensation

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Based on 2020’s operational challenges within the pandemic, management did not propose any adjustments within the year to named executive officers’ base salaries.

The following table sets forth the base salaries for each of our named executive officers that were approved for 2020:

Named Executive Officer	Approved 2020 Base Salary ($)
Michael Colglazier(1)	1,000,000
George Whitesides	450,000
Jonathan Campagna	350,000
Michael Moses	350,000
Michelle Kley	350,000
Enrico Palermo(1)	425,000

(1)	Messrs. Colglazier and Palermo received pro-rated base salaries for 2020 to reflect a partial year of service.

On April 30, 2020, as a precautionary measure during this phase of COVID-19 national mobilization and recovery, our executive officers, including our named executive officers, voluntarily agreed to a temporary reduction in their annual base salaries.

The annual base salaries earned for the period from May 11, 2020 through June 30, 2020 for Mr. Whitesides was reduced by 20%, and for Messrs. Campagna, Moses and Palermo, Ms. Kley, and our other executive officers’ were reduced by 10%.

Cash-Based Incentive Compensation

Colglazier Signing Bonus

In connection with joining our company, Mr. Colglazier received a one-time cash bonus equal to $1,000,000, one-half of which was paid upon joining the Company, and one-half of which will be paid following the first anniversary of his employment commencement date, subject to his continued employment. The one-time cash bonus was to encourage Mr. Colglazier to join the Company and provide leadership experience and expertise in the Company’s strategy, specifically in commercial, brand and operations.

2020 Annual Cash Bonuses

Each of our named executive officers participated in 2020 Executive Annual Cash Incentive Program (the “Program”), which was our annual cash bonus program.

The maximum bonus that may be paid under the Program to any executive was 120% of his or her target bonus opportunity for 2020. However, pursuant to his employment agreement, Mr. Colglazier’s maximum bonus opportunity was 150% of his target bonus opportunity. For 2020, Mr. Colglazier was eligible to receive a bonus equal to 100% of his base salary earned in 2020 on a prorated basis, which was intended to encourage Mr. Colglazier to join the Company and to address his forgone annual cash incentive award target bonus opportunity with his prior employer.

The 2020 target bonus opportunities for the named executive officers are as follows:

Named Executive Officer	Target Bonus Opportunity (% of Base Salary)
Michael Colglazier	100%
George Whitesides	50%
Jonathan Campagna	50%
Michael Moses	50%
Michelle Kley	50%
Enrico Palermo	50%

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	41

Executive Compensation

Bonuses under the Program may be earned based on the achievement of corporate performance objectives and individual performance. The Company’s corporate performance objectives included achievement of five preestablished goals with equal weighting of 20% for each goal. The pre-established goals were set in the first quarter of 2020, and related to overall safety performance, commercialization, vehicle test flight readiness, and overall financial and internal program performance at the Company and/or subsidiary (Galactic Enterprises or Galactic Co.) levels.

In early 2021, the compensation committee assessed the Company’s 2020 achievement of the corporate performance objectives and the Program payouts recommended by the Chief Executive Officer. It was determined that the Company achieved goals relating to safety performance and internal program performance, but not the other performance goals; as such, 40% of each executive’s 2020 target bonus was earned. The compensation committee also acknowledged individual performance in 2020 and determined to award additional discretionary bonuses to Mr. Moses and Ms. Kley, as recommended by the Chief Executive Officer in recognition of their individual contributions during the year. Mr. Colglazier received a bonus equal to 100% of his base salary earned in 2020 pursuant to the terms of his employment agreement. The following table sets forth the total annual bonus paid to each named executive officer:

Named Executive Officer	2020 Annual Bonus ($)
Michael Colglazier	452,055
George Whitesides	0
Jonathan Campagna	70,000
Michael Moses	165,000
Michelle Kley	135,000
Enrico Palermo	78,000

Mr. Whitesides departed from the Company on February 25, 2021; as such, he was not eligible to receive the 2020 annual bonus under the terms of the Program and Mr. Whitesides’ employment agreement. The Chief Executive Officer recommended to the compensation committee that Mr. Palermo and Mr. Campagna remain eligible to earn a 2020 bonus even though each were not employed with the Company at the time the compensation committee assessed the Company’s 2020 performance achievement of the corporate performance objectives, and recommended Program payouts from the Chief Executive Officer.

Milestone-Based Cash Incentive Plan

The VG Companies currently maintain a cash incentive plan adopted in 2017 in which certain of the named executive officers participate. These named executive officers are eligible to receive bonuses under the cash incentive plan upon the VG Companies’ achievement of three specified performance objectives (each such objective a “qualifying milestone”). Payment of bonuses pursuant to the cash incentive plan, if any, is contingent upon the applicable named executive officer’s continued employment through the applicable payment date.

The first qualifying milestone was not achieved under the cash incentive plan. In connection with the Virgin Galactic Business Combination, the second qualifying milestone was achieved in 2019. In addition, the third qualifying milestone was amended such that the amount payable upon achievement of the third qualifying milestone will be conditioned upon the achievement of a cash flow goal prior to, or as of, the end of calendar year 2027, subject to the executive’s continued employment.

The following table shows the remaining bonus opportunity that may become payable upon achieving the amended third qualifying milestone. In connection with their 2021 separations, Messrs. Whitesides and Campagna are no longer eligible to receive this bonus.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	42

Executive Compensation

Named Executive Officer	Amended Third Qualifying Milestone Opportunity ($)
George Whitesides	2,000,000
Jonathan Campagna	78,125
Michael Moses	1,000,000

Mr. Whitesides also was eligible to receive a milestone bonus of a lump sum cash payment equal to $500,000, payable within 30 days following a commercial launch at any time during his employment, and continues to be eligible to receive this bonus following his separation from the Company.

Equity Compensation

We maintain the 2019 Incentive Plan, under which we may grant cash and equity incentive awards to directors, employees and consultants of our Company and our affiliates, to enable us to attract and retain services, skills and experience of these individuals, which we believe are essential to our long-term success.

Anniversary Awards

In 2019, we approved equity award grants to our named executive officers in connection with the Virgin Galactic Business Combination, in the form of stock options and RSUs. RSU awards were granted to the named executive officers in connection with the Closing. Fifty percent of the stock options were granted to each named executive officer in connection with the Closing; and the remaining 50% originally was intended to be granted as stock options on the first anniversary of the Closing. In 2020, our compensation committee determined to grant this remaining 50% portion in the form of stock options and RSUs, half of the aggregate number of shares was granted as stock options, and the other half of which was granted as RSUs (the “Anniversary Awards”).

The following table sets forth the Anniversary Awards that were granted in 2020 (but does not include any other awards granted in 2020).

Named Executive Officer	Anniversary Awards (Restricted Stock Units) Granted in 2020	Anniversary Awards (Stock Options) Granted in 2020
George Whitesides(1)	320,840	320,840
Jonathan Campagna(2)	152,781	152,781
Michael Moses(2)	229,171	229,172
Enrico Palermo(2)	229,171	229,172

(1)	Mr. Whitesides’ Anniversary Awards were granted in July 2020 in connection with his transition to Chief Space Officer (rather than in October 2020).
(2)	Anniversary Awards were granted to Messrs. Campagna, Moses and Palermo in October 2020.

The Anniversary Awards granted to Messrs. Campagna, Moses and Palermo vest (and become exercisable, as applicable) as to 25% of the shares subject to each award on the first anniversary of the grant date and as to the remaining 75% in substantially equal monthly installments until the fourth anniversary of the grant date, subject to continued service through the applicable vesting date. The portion of the Anniversary Award granted to Mr. Whitesides that consists of stock options vests in equal monthly installments until the second anniversary of the grant date, and the portion of his Anniversary Award that consists of RSUs vests in equal quarterly installments until the second anniversary of the grant date, in each case subject to continued service. Messrs. Campagna and Palermo forfeited the unvested portions of their Anniversary Awards when they separated from the Company.

Colglazier Awards

In connection with joining the Company, we granted Mr. Colglazier certain equity awards that were meant to replace equity he was scheduled to forfeit from his prior employer, align Mr. Colglazier’s interests immediately with our stockholders’ interests, and retain Mr. Colglazier over the long-term vesting period of the equity awards. More specifically, we granted Mr. Colglazier on the effective date of his employment with the Company in July 2020 a stock option to purchase 500,000 shares, a RSU award covering 70,000 shares (the “Signing RSU Award”) and a second RSU award covering 500,000 shares (the “Additional RSU Award”).

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	43

Executive Compensation

Mr. Colglazier’s stock option is scheduled to vest and become exercisable in substantially equal monthly installments over the 60 months following his employment commencement date. Half of the Signing RSU Award was vested as of Mr. Colglazier’s employment start date and half is scheduled to vest on the one year anniversary of such date. The Additional RSU Award is scheduled to vest as to 25% of the RSUs subject to the award on the one year anniversary of his employment commencement date and as to the remaining

75% in substantially equal quarterly installments over the following 12 quarters. The vesting of each of Mr. Colglazier’s awards are subject to his continued service.

The table below provides additional detail on the equity components of Mr. Colglazier’s new hire package. Vesting covers up to five-years in total, thereby ensuring long-term retention and alignment:

Equity Award Component	Number of Shares	Vesting Provisions	Rationale
Stock Option	500,000	5 years in total: substantially equal monthly installments over the 60 months through the fifth anniversary of the employment commencement date	Options provide alignment with stockholders as no value is delivered without share price appreciation; ensure retention over 5-year vesting period
“Signing RSU Award”	70,000	1 year in total: 50% on employment commencement date and 50% on the first anniversary of the employment commencement date	Encourage Mr. Colglazier to join Virgin Galactic by replacing equity Mr. Colglazier was scheduled to forfeit from prior employer; Provide alignment with stockholders and ensure retention
“Additional RSU Award”	500,000	4 years in total:
		25% on the first anniversary of the employment commencement date; 75% in substantially equal quarterly installments thereafter until the fourth anniversary of the vesting commencement date

2020 reflected a transitional year for the Company, and Mr. Colglazier’s equity awards were a key part in securing Mr. Colglazier’s leadership of Virgin Galactic as its Chief Executive Officer. Going forward, the value of Mr. Colglazier’s annual equity grants are expected to be less than the value of the 2020 awards and will be determined by the compensation committee based on various factors, such as individual and Company performance, market competitive pay levels among peers, support of the Committee’s pay for performance philosophy and long-term alignment with stockholders.

Palermo Awards

As discussed earlier, in connection with his appointment as Chief Operating Officer, in January 2020 management proposed and the compensation committee granted to Mr. Palermo a stock option to purchase an aggregate of 145,828 shares and an RSU award covering 55,000 shares. These awards were scheduled to vest as to 25% of the shares subject to the award on the first anniversary of the his appointment and as to the remaining 75% in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date. Mr. Palermo forfeited the unvested portions of these awards when he resigned in December 2020.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	44

Executive Compensation

Other Elements of Compensation

Retirement Plans

In 2020, the named executive officers participated in a 401 (k) retirement savings plan. The Internal Revenue Code of 1986, as amended (the “Code”), allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2020, contributions made by participants in the 401(k) plan were matched up to a specified percentage of the employee contributions on behalf of the named executive officers. These matching contributions are fully vested as of the date on which the contribution is made.

Employee Benefits and Perquisites

Health/Welfare Plans In 2020, the named executive officers had the opportunity to participate in health and welfare plans provided by the Company to other executive officers and employees.

Perquisites In 2020, Mr. Palermo received a $3,692 car allowance and an executive annual physical with an additional benefit of $3,976.

Mr. Colglazier received $15,000 in connection with the negotiation of his employment agreement and, subject to availability, he will be entitled to join a spaceflight in connection with the performance of his duties (on a tax grossed-up basis to him) and may invite three guests to join a spaceflight.

Mr. Whitesides received $11,201 for legal fees incurred in connection with the negotiation of the amended employment agreement. In addition, each of Mr. Whitesides and his wife is entitled to a company paid spaceflight.

We believe the health and welfare plans and the perquisites described above are necessary and appropriate to provide a competitive compensation package to the named executive officers.

Severance and Change in Control-Based Compensation

We have entered into employment agreements with each of our named executive officers that provides for severance upon a termination of employment without cause or for good reason. We believe that job security and terminations of employment, both within and outside of the change of control context, are causes of significant concern and uncertainty for our executive officers and that providing protections to our executive officers in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities to our Company in all situations. These are described and quantified below under “Potential Payments Upon Termination or Change in Control.”

In connection with his departure in February 2021, Mr. Whitesides is entitled to receive a cash amount equal to 1.0 multiplied by the sum of his annual base salary as of the date of his departure and target bonus amount, payable over twelve months, and will continue to participate in our group health plan at the level at which he participated immediately prior to his departure for twelve months following the date of his qualifying termination. In addition, all equity awards held by Mr. Whitesides which were outstanding and unvested as of the date of his qualifying termination and which were subject solely to time-based vesting became fully vested and exercisable (to the extent applicable) on the date of his termination. Mr. Whitesides will continue to be eligible to earn a Milestone Bonus (as defined in his employment agreement) associated with a commercial launch and will continue to have the opportunity for a spaceflight expedition, both of which are described further below under “George Whitesides Amended and Restated Employment Agreement”.

In connection with Mr. Campagna’s departure in March 2021, Mr. Campagna is entitled to receive a cash amount equal to 0.5 multiplied by the sum of his annual base salary as of the date of his departure and target bonus amount, payable over six months, and will continue to participate in our group health plan at the level at which he participated immediately prior to his departure for six months following the date of his qualifying termination. All equity awards held by Mr. Campagna which were outstanding and unvested as of the date of his qualifying termination (after taking into account the accelerated vesting described in the previous sentence) were forfeited without consideration.

The severance entitlements under Mr. Whitesides’ and Mr. Campagna’s employment agreements are described and quantified further below under “Potential Payments Upon Termination or Change in Control.”

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	45

Executive Compensation

Tax and Accounting Considerations

As a general matter, our Board of Directors and the compensation committee review and consider the various tax and accounting implications of compensation programs we utilize.

Code Section 409A

Section 409A of the Code, or Section 409A, requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Code Section 280G

Section 280G of the Code, or Section 280G, disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options, restricted stock and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, our Board of Directors or compensation committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the Board of Directors or compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and RSUs under our equity incentive award plan are accounted for under ASC Topic 718. Our Board of Directors or compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plan and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Certain Governance Matters

As a newly public company, the compensation committee expects to evaluate certain additional compensation policies and practices in the areas such as clawback and recoupment provision, Board and executive stock ownership, and retention guidelines in 2021 and 2022.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	46

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2020, 2019 and 2018.

Name and Principal Positions	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)	Total ($)
Michael Colglazier Chief Executive Officer(7)	2020	442,308	952,055	(6)	13,098,600	7,540,000	—		22,637	21,603,545
George Whitesides Former Chief Executive Officer, Chief Space Officer (during 2020)(7)	2020	454,500	—		9,581,221	4,613,679	—		29,729	14,679,129
	2019	346,346	1,536,863		1,384,605	4,988,505	48,383		19,051	8,323,753
	2018	350,673	93,850		—	—	—		18,685	463,208
Jonathan Campagna Chief Financial Officer	2020	358,481	—		3,975,810	1,891,429	70,000		18,403	6,314,123
	2019	245,019	468,115		659,337	2,375,476	25,026		18,992	3,791,965
Michael Moses President, Space Missions and Safety, Galactic Enterprises	2020	358,615	95,000		5,963,711	2,837,149	70,000		18,504	9,342,979
	2019	308,899	1,039,237		989,009	3,563,216	35,145		65,566	6,001,072
	2018	300,986	68,850		—	—	—		18,696	388,532
Michelle Kley(8) Executive Vice President, General Counsel and Secretary	2020	358,481	65,000		—	—	70,000		17,892	511,373
Enrico Palermo(9) Former Chief Operating Officer	2020	501,050	—		6,717,211	4,213,766	78,000	(10)	24,968	11,534,995
	2019	312,625	774,237		989,009	3,563,213	35,549		20,391	5,695,024
	2018	297,684	68,850		—	—	—		16,702	383,236

(1)	Salaries for each named executive officer other than Mr. Colglazier, who joined in July 2020, reflect voluntary reductions to the base salaries paid May through June 2020.
(2)	Amounts represent the annual bonus payable to each named executive officer (other than Messrs. Colglazier and Whitesides) for 2020 based on individual performance as determined by the compensation committee in its discretion.
(3)	The amounts shown in this column represent the grant date fair value RSUs and stock options awarded to the named executive officers in the applicable year, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of forfeitures as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all option and RSU awards made to executives in Note 14 to our financial statements included in the 2020 10-K. In addition, with respect to 2020, the amounts include the incremental fair value associated with the modification of December 2019 RSUs granted to Messrs. Whitesides, Campagna, Moses and Palermo (to remove a stock price goal as a vesting condition).
(4)	Amounts represent the portion of the annual bonuses payable to each named executive officer (other than Messrs. Colglazier and Whitesides) for 2020 based on achievement of designated Company performance metrics.
(5)	For 2020, amounts in this column include the amounts set forth in the table below:

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	47

Summary Compensation Table

Named Executive Officer	401(k) Plan Contribution ($)(a)	AD&D Premium ($)	Group Term Life Premium ($)	Car Allowance ($)	Legal Fee Reimbursement ($)	Annual Physical ($)
Michael Colglazier	6,923	126	588	—	15,000	—
George Whitesides	17,100	252	1,176	—	11,201	—
Jonathan Campagna	17,100	147	1,156	—	—	—
Michael Moses	17,100	248	1,156	—	—	—
Michelle Kley	16,478	258	1,156	—	—	—
Enrico Palermo	15,881	252	1,176	3,692	—	3,976

(a)	Amounts include safe harbor and employer matching contributions made in 2020.
(6)	Amounts represent (i) one-half of Mr. Colglazier’s signing bonus ($500,000), which was paid to him in July 2020, and (ii) the pro-rated 2020 annual bonus award payable to Mr. Colglazier pursuant to the terms of his employment agreement, which is equal to the product of 100% multiplied by the base salary earned by Mr. Colglazier from July 20, 2020 through December 31, 2020.
(7)	In July 2020, Mr. Colglazier become our Chief Executive Officer and Mr. Whitesides transitioned to become our Chief Space Officer until his resignation in February 2021. Mr. Whitesides was not eligible to receive a 2020 annual bonus award.
(8)	Ms. Kley was not a named executive officer during 2019.
(9)	Mr. Palermo departed from our company on December 4, 2020. Mr. Palermo’s 2020 salary includes his unused accrued vacation, paid out at the time of termination in December 2020.
(10)	Amount represents the 2020 annual bonus award payable to Mr. Palermo, based on his time employed by us during 2020.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	48

Grants of Plan-Based Awards in Fiscal 2020

		Estimated Future Payout Under Non-Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock (#)	All Other Stock Awards Number of Securities Underlying Options ($)	Exercise or Base Price of Option Awards ($)/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(2)
Michael Colglazier	July 20, 2020	—	—	—	500,000	—	—	11,490,000
	July 20, 2020	—	—	—	70,000	—	—	1,608,600
	July 20, 2020	—	—	—	—	500,000	22.98	7,540,000
George Whitesides	March 10, 2020	—	—	—	—	—	—	2,208,318	(4)
	July 20, 2020	—	—	—	320,840	—	—	7,372,903
	July 20, 2020	—	—	—	—	320,840	22.98	4,613,679
	First Qtr. 2020	225,000	225,000	270,000	—	—	—	—
Jonathan Campagna	March 10, 2020	—	—	—		—	—	1,051,582	(4)
	October 25, 2020	—	—	—	152,781	—	—	2,924,228
	October 25, 2020	—	—	—	—	152,781	19.14	1,891,429
	First Qtr. 2020	175,000	175,000	210,000	—	—	—	—
Michael Moses	March 10, 2020	—	—	—		—	—	1,577,378	(4)
	October 25, 2020	—	—	—	229,171	—	—	4,386,333
	October 25, 2020	—	—	—	—	229,172	19.14	2,837,149
	First Qtr. 2020	175,000	175,000	210,000	—	—	—	—
Michelle Kley	First Qtr. 2020	175,000	175,000	210,000	—	—	—	—
Enrico Palermo	January 13, 2020	—	—	—	—	145,828	13.70	1,376,616
	January 13, 2020	—	—	—	55,000	—	—	753,500
	March 10, 2020	—	—	—	—	—	—	1,577,378	(4)
	October 25, 2020	—	—	—	—	229,172	19.14	2,837,149
	October 25, 2020	—	—	—	229,171	—	—	4,386,333
	First Qtr. 2020	212,500	212,500	255,000	—	—	—	—

(1)	The amounts in this column represent the value of the portion of the annual bonus that each named executive officer was eligible to earn in 2020 based on achievement of designated Company performance objectives. For further discussion of the 2020 annual bonuses see “Compensation Discussion and Analysis—Cash-Based Incentive Compensation — 2020 Executive Cash Bonuses.”
(2)	The amounts in this column represent the value of the maximum target bonus opportunity that each named executive officer was eligible to earn in 2020 based on the achievements of designated Company performance objectives and individual performance. For further discussion of the 2020 annual bonuses see “Compensation Discussion and Analysis - Cash-Based Incentive Compensation - 2020 Executive Cash Bonuses.”
(3)	The amounts in the table reflect the full grant date fair value of time-vesting option and RSU awards computed in accordance with the requirements of ASC Topic 718, but excluding any impact of forfeitures as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all option and RSU awards made to executives in Note 14 in our consolidated financial statements included in the 2020 10-K.
(4)	The amounts reflect the incremental fair value associated with the modification of December 2019 RSU’s granted to Messrs. Whitesides, Campagna, Moses and Palermo (to remove a stock price goal as a vesting condition).

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	49

Grants of Plan-Based Awards in Fiscal 2020

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a description of the employment agreements we have entered into with our named executive officers.

General Description of Employment Agreements

Each agreement will continue until terminated in accordance with its terms, and provides for an annual base salary, target annual bonus and eligibility to participate in customary health, welfare and fringe benefit plans, provided by the Company to its executive officers. In connection with Mr. Whitesides’ resignation from the Company in February 2021, his employment agreement terminated as of February 25, 2021. In connection with Mr. Campagna’s departure from the Company in March 2021, his employment agreement terminated.

Pursuant to the employment agreements, each of Messrs. Whitesides, Campagna, Moses and Palermo were entitled, in connection with the Virgin Galactic Business Combination, to receive stock options to purchase shares of the Company’s common stock and an RSU award covering shares of the Company’s common stock. The RSUs were granted in connection with the Closing, and were effective as of the date of the filing of the Form S-8 for the 2019 Plan. Half of the stock options were granted to the executives at the Closing and half were expected to be granted on the first anniversary of the Closing; however, as described above, the second half was granted in the form of both stock options and RSU awards.

Awards granted in connection with the Closing will vest as to 25% of the shares subject to the award on the one year anniversary of the Closing and as to the remaining 75% in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date. Awards granted on the first anniversary of the Closing will vest along the same schedule, except the vesting dates will be keyed off of the grant date (rather than the Closing). However, as described above, Mr. Whiteside’s stock option was scheduled to vest in equal monthly installments over a two-year period following the July 2020 grant date, and his RSU award was scheduled to vest in equal quarterly installments over the same period, in each case subject to continued service.

The employment agreements also contain customary confidentiality and non-solicitation provisions, and also includes a “best pay” provision under Section 280G of the

Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced, so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to the executive.

Michael Colglazier Employment Agreement

In July 2020 we entered into an employment agreement with Mr. Colglazier. Mr. Colglazier’s service pursuant to the employment agreement will continue for a period of five years, unless earlier terminated in accordance with its terms. Pursuant to his employment agreement, Mr. Colglazier serves as the Chief Executive Officer and President of the Company and reports directly to the Company’s Board of Directors. During the employment period, the Company is obligated to cause Mr. Colglazier to be nominated to stand for election to the Board of Directors, unless an event constituting “cause” has occurred and not been cured or Mr. Colglazier has issued a termination notice.

Under the employment agreement, Mr. Colglazier is entitled to receive an initial annual base salary of $1,000,000, subject to annual review by the Board of Directors or a subcommittee thereof and to increase in its discretion, and is eligible to receive an annual performance bonus targeted at 100% of his then-current annual base salary, ranging from a minimum threshold of 50% to a maximum of 150% based on whether performance objectives are achieved (respectively). The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board of Directors or a subcommittee thereof.

Mr. Colglazier also received a one-time cash bonus equal to $1,000,000, one-half paid following his employment start date and one-half to be paid following the first anniversary of his employment start date, subject to his continued employment. In addition, Mr. Colglazier (i) was entitled to receive reimbursement of (or Company-paid) legal fees of $15,000 in connection with the negotiation of his employment agreement and (ii) subject to availability, will be entitled to join a spaceflight in connection with the performance of his duties (on a tax grossed-up basis to him) and may invite three guests to join a spaceflight.

In connection with joining our company, we granted to Mr. Colglazier a stock option to purchase 500,000 shares, the Signing RSU Award and the Additional RSU Award.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	50

Grants of Plan-Based Awards in Fiscal 2020

Mr. Colglazier’s stock option is scheduled to vest and become exercisable in substantially equal monthly installments over the 60 months following his employment commencement date. Half of the Signing RSU Award was vested as of Mr. Colglazier’s employment start date and half is scheduled to vest on the one year anniversary of such date. The Additional RSU Award is scheduled to vest as to 25% of the RSUs subject to the award on the one year anniversary of his employment commencement date and as to the remaining 75% in substantially equal quarterly installments over the following 12 quarters. The vesting of each of Mr. Colglazier’s awards are subject to his continued service.

George Whitesides Amended and Restated Employment Agreement

Prior to his departure in February 2021, we were party to an employment agreement with Mr. Whitesides that we entered into when he transitioned from the role of our Chief Executive Officer to become our Chief Space Officer on July 20, 2020.

Under the amended employment agreement, Mr. Whitesides was entitled to receive an initial annual base salary of $450,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and was eligible to receive an annual performance bonus targeted at 50% of Mr. Whitesides’ then-current annual base salary. However, due to his departure in February 2021, Mr. Whitesides was not eligible to receive an annual bonus for the year ended December 31, 2020. Mr. Whitesides also is eligible to earn a one-time cash bonus equal to $500,000, payable within 30 days following a commercial launch, subject to his employment through the payment date. In addition, Mr. Whitesides is entitled to join a spaceflight in connection with the performance of his duties, and his wife is entitled to join a spaceflight.

Jonathan Campagna Employment Agreement

Prior to his departure in March 2021, we were party to an employment agreement with Mr. Campagna, dated as of October 25, 2019. Pursuant to his employment agreement, Mr. Campagna served as the Chief Financial Officer of the Company and reported directly to our Chief Executive Officer. Under the employment agreement, Mr. Campagna was entitled to receive an initial annual base salary of $350,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and was eligible to receive an annual performance bonus targeted at 50% of Mr. Campagna’s then-current annual base salary. The actual amount of any such bonus would be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof.

Michael Moses Employment Agreement

On October 25, 2019, we entered into an employment agreement with Mr. Moses. Pursuant to his employment agreement, Mr. Moses serves as the President, Space Missions and Safety, of Galactic Enterprises and reports directly to our Chief Executive Officer. Under the employment agreement in 2020, Mr. Moses is entitled to receive an initial annual base salary of $350,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and is eligible to receive an annual performance bonus targeted at 50% of Mr. Moses then- current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof.

Enrico Palermo Employment Agreement

Prior to his departure in December 2020, we were party to an employment agreement with Mr. Palermo, which was amended January 13, 2020. Pursuant to his amended employment agreement, Mr. Palermo served as the Chief Operating Officer of Virgin Galactic Holdings, Inc. and President of Galactic Co., and reported directly to our Chief Executive Officer. Under his amended employment agreement, Mr. Palermo was entitled to receive an initial annual base salary of $425,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and was eligible to receive an annual performance bonus targeted at 50% of Mr. Palermo’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/ or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof. Mr. Palermo also was entitled to an annual vehicle allowance of $3,600. In addition, Mr. Palermo was entitled to receive a $60,000 bonus in connection with certain events related to entering into his amended employment agreement.

Pursuant to his amended employment agreement Mr. Palermo received, in connection with his appointment as Chief Operating Officer, an additional award of stock options to purchase an aggregate of 291,656 shares of the Company’s

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	51

Grants of Plan-Based Awards in Fiscal 2020

common stock (the “Palermo Options”) and an RSU award covering 55,000 shares of the Company’s common stock (the “Palermo RSUs” and, together with the Palermo Option, the “Palermo Equity Awards”). The Palermo RSUs and half of the Palermo Options were granted on January 13, 2020; the other half of the Palermo Options were to be granted on January 13, 2021, subject to Mr. Palermo’s continued employment through the applicable grant date. The Palermo Equity Awards granted on January 13, 2020 vest as to 25% of the shares subject to the award on the one year anniversary of the grant date and as to the remaining 75% of the shares in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date. Palermo Equity Awards eligible to be granted on January 13, 2021 included a similar four-year vesting schedule from and after the grant date.

Michelle Kley Employment Agreement

On December 2, 2019, we entered into an employment agreement with Ms. Kley. Pursuant to her employment agreement, Ms. Kley serves as the Executive Vice President, General Counsel and Secretary and reports directly to our Chief Executive Officer. Under the employment agreement, Ms. Kley is entitled to receive an initial annual base salary of $350,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and is eligible to receive an annual performance bonus targeted at 50% of Ms. Kley’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof. In addition, pursuant to her employment agreement, Ms. Kley received an award of stock options to purchase 300,000 shares of the Company’s common stock that vest with respect to 25% of the shares subject to the award on the one year anniversary of her employment start date and as to the remaining 75% of the shares in substantially equal monthly installments over the following 36 months, subject to continued service as of the applicable vesting date.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	52

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.

Name	Option Awards					Stock Awards
	Numbers of Securities Underlying Unexercised Options ($) Exercisable	Number of Securities Underlying Unexercised Options ($) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael Colglazier	41,666	458,334	(2)	22.98	7/20/30
	—	—		—	—	35,000	(3)	830,550
						500,000	(4)	11,865,000
George Whitesides	187,157	454,524	(5)	11.79	10/25/29
						138,014	(6)	3,275,072
	66,841	253,999	(7)	22.98	7/20/30
						280,735	(8)	6,661,842
Jonathan Campagna	89,122	216,440	(5)	11.79	10/25/29
						65,721	(6)	1,559,559
	—	152,781	(9)	19.14	10/25/30
						152,781	(10)	3,625,493
Michael Moses	133,683	324,660	(5)	11.79	10/25/29
						98,582	(6)	2,339,351
	—	229,172	(9)	19.14	10/25/30
						229,171	(10)	5,438,228
Michelle Kley	75,000	225,000	(11)	7.46	12/02/29	—		—
Enrico Palermo	124,134	—		11.79	10/25/29	—		—

(1)	The market value of shares of our common stock that have not vested is calculated based on the closing trading price of our common stock ($23.73) as reported on the NYSE on December 31, 2020.
(2)	This stock option vests and becomes exercisable in substantially equal monthly installments over the 60-month period following Mr. Colglazier’s employment commencement date, July 20, 2020, subject to continued service through the applicable vesting date.
(3)	This RSU award vests in full on July 20, 2021, subject to continued service through the applicable vesting date.
(4)	This RSU award vests as to 25% of the RSUs on July 20, 2021 and in substantially equal quarterly installments over the following 12 quarters, subject to continued service through the applicable vesting date.
(5)	This stock option has vested as to 25% of the shares underlying the option on October 25, 2020, and the remaining 75% of the underlying shares will vest in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.
(6)	This RSU award vested as to 25% of the RSUs on October 25, 2020, and as to the remaining 75% of the underlying shares in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.
(7)	This stock option vests and becomes exercisable in 24 substantially equal installments on each of the 24 monthly anniversaries, following the grant date, subject to continued service through the applicable vesting date.
(8)	This RSU award vests in substantially equal quarterly installments over the two-year period following the grant date, subject to continued service through the applicable vesting date.
(9)	This stock option will vest and become exercisable with respect to 25% of the shares underlying the option on October 25, 2021, and as to the remaining 75% of the underlying shares will vest in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.
(10)	This RSU award vested as to 25% of the RSUs on October 25, 2021, and as to the remaining 75% of the underlying shares in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.
(11)	This stock option will vest and become exercisable with respect to 25% of the shares underlying the option on the first anniversary of the grant date, December 31, 2019 and as to the remaining 75% of the underlying shares, in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	53

2020 Option Exercises and Stock Vested

The following table shows the number of shares of common stock acquired by each named executive officer during 2020 upon the exercise of stock options and the vesting of RSUs during 2020.

	Option Awards		Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercised ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Colglazier	—	—	35,000	$804,300
George Whitesides	—	—	56,830	$1,147,278
Jonathan Campagna	—	—	27,062	$546,324
Michael Moses	—	—	40,593	$819,485
Michelle Kley	—	—	—	$—
Enrico Palermo	—	—	37,693	$744,520

(1) Represents the amounts realized based on the fair market value of our stock on the exercise or vesting date.

Potential Payments Upon Termination or Change in Control

In accordance with SEC rules, the following table summarizes the payments that would be made to certain of our named executive officers upon the occurrence of certain qualifying terminations of employment, assuming such named executive officer’s termination of employment with the Company occurred on December 31, 2020 and, where relevant, that a change of control of the Company occurred on December 31, 2020. Amounts shown in the table below do not include (1) accrued but unpaid salary and (2) other benefits earned or accrued by the named executive officers during his employment that are available to all salaried employees, such as accrued vacation).

We have entered into certain agreements with each of our named executive officers that provide our named executive officers with severance protections. The employment agreements provide that the named executive officers will be eligible for severance benefits in certain circumstances following a termination of employment without cause or with good reason, whether or not in connection with a change in control. In connection with Mr. Whitesides’ resignation from the Company in February 2021, his employment agreement terminated as of February 25, 2021. In connection with Mr. Campagna’s departure from the Company in March 2021, his employment agreement terminated.

Under his employment agreement, if Mr. Colglazier experiences a “qualifying termination” of employment, then, in addition to any accrued amounts, he will be entitled to receive the following severance payments and benefits:

•	A cash severance amount equal to the sum of (i) his annual base salary then in effect and (ii) his target annual bonus, multiplied by (A) 1.0 if the termination date occurs after the second anniversary of the employment start date or (B) 2.0 if the termination date occurs on or before the second anniversary of the employment start date. The multiplier also will equal 2.0 if the termination date occurs during the 24-month period following a “change in control” (as defined in the 2019 Plan) of the Company.
•	Pro-rated annual bonus for the year of termination.
•	Company-subsidized healthcare coverage for 12 - 18 months after the termination date.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	54

Potential Payments Upon Termination or Change in Control

•	Accelerated vesting of any then-outstanding Company equity awards that vest based solely on the passage of time. The accelerated vesting will cover the number of shares or RSUs that would have vested during the 12-month period following the termination date (or, if the termination occurs on or before the second anniversary of the employment start date, the 24-month period). However, if the termination occurs during the 24-month period following a change in control, then such equity awards will vest in full.
•	Continued opportunity to receive the spaceflight described above (but not if his employment terminates due to his death or disability).

A “qualifying termination” includes a termination of Mr. Colglazier’s employment (i) by the Company without “cause”, (ii) by Mr. Colglazier for “good reason” (as defined in the employment agreement), (iii) due to Mr. Colglazier’s death or disability or (iv) by reason of the Company’s non-renewal of the employment agreement at the end of its term.

Under the employment agreements for Messrs. Campagna and Moses, and Ms. Kley, if the executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (each, as defined in the employment agreement, and referred to herein as a qualifying termination) then the executive will be entitled to receive the following severance payments and benefits:

•	an amount equal to 0.5 times the sum of (a) the executive’s annual base salary then in effect and (b) his target annual bonus amount; and
•	continued healthcare coverage for 6 months after the termination date.

However, if either such termination of employment occurs on or within 24 months following a “change in control” (as defined in the 2019 Plan), then the executive instead will be entitled to receive the following severance payments and benefits:

•	an amount equal to 1.0 times the sum of (a) the executive’s annual base salary then in effect and (b) his target annual bonus amount;
•	continued healthcare coverage for 12 months after the termination date; and
•	full accelerated vesting of all outstanding and unvested time-based vesting equity awards.

Mr. Campagna’s employment was terminated without “cause” in March 2021. As a result, he is entitled to receive a cash amount equal to 0.5 multiplied by the sum of his annual base salary and target bonus amount, payable over six months. In addition, Mr. Campagna will continue to participate in our group health plan at the level at which he participated immediately prior to his departure for six months following the date of his qualifying termination. All equity awards held by Mr. Campagna which were outstanding and unvested as of the date of his termination (after taking into account the accelerated vesting described in the previous sentence) were forfeited without consideration. In connection with Mr. Campagna’s termination, in addition to the severance payments described in this paragraph, our board decided to pay him the full amount of his actual bonus for 2020. The quantified amount payable to Mr. Campagna in connection with his termination is shown in the table below.

Under Mr. Whitesides’ employment agreement as in effect on December 31, 2020, if he experiences a “qualifying termination” of employment, then, in addition to any accrued amounts, he will be entitled to receive the following severance payments and benefits:

•	A cash severance amount equal to 1.0 times the sum of (i) his annual base salary then in effect and (ii) his target annual bonus. The multiplier will equal 1.5 if the termination date occurs during the 24-month period following a “change in control” (as defined in the 2019 Plan) of the Company.
•	Company subsidized healthcare coverage for 12 - 18 months after the termination date.
•	Accelerated vesting of any then outstanding Company equity awards that vest based solely on the passage of time.
•	Continued opportunity to receive the commercial flight bonus and the spaceflight described above.

A “qualifying termination” includes a termination of Mr. Whitesides’ employment (i) by the Company without “cause” (as defined in the amended employment agreement), (ii) by Mr. Whitesides for “good reason” (as defined in the amended employment agreement) or (iii) by Mr. Whitesides for any reason after November 1, 2020.

In connection with Mr. Whitesides’ departure in February 25, 2021, he is entitled to receive a cash amount equal to 1.0 multiplied by the sum of his base salary and target bonus

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	55

Potential Payments Upon Termination or Change in Control

opportunity, payable over twelve months, and will continue to participate in our group health plan at the level at which he participated immediately prior to his departure for twelve months following the date of his qualifying termination. In addition, all equity awards held by Mr. Whitesides which were outstanding and unvested as of the date of his qualifying termination and which were subject solely to time-based became fully vested and exercisable (to the extent applicable) on the date of his qualifying termination. Mr. Whitesides will continue to be eligible to earn a milestone bonus (as defined in his employment agreement) and will continue to have the opportunity for a spaceflight expedition. The quantified amount payable to Mr. Whitesides in connection with his termination is shown in the table below.

The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts. Mr. Palermo departed from our Company in December 2020 and did not receive any severance payments or benefits; however, he remains eligible to receive a pro-rata bonus under our 2020 annual bonus program. The amounts below that are related to Mr. Whitesides and Mr. Campagna will actually be received by Messrs. Whitesides and Campagna in connection with their departures from the Company in February and March 2021, respectively.

		Qualifying Termination	Change in Control with Qualifying Termination
Name	Benefit	($)	($)
Michael Colglazier	Cash Payment	4,452,054	4,452,054
	Vesting of Equity Awards	6,674,686	20,235,550
	Value of Benefits	45,134	45,134
	Total(1)	11,171,874	24,732,738
George Whitesides(2)	Cash Payment	675,000	1,012,500
	Vesting of Equity Awards	19,536,454	19,536,454
	Value of Benefits	30,090	45,134
	Total(3)	20,241,544	20,594,088
Jonathan Campagna(4)	Cash Payment	[262,500]	525,000
	Vesting of Equity Awards	—	9,450,698
	Value of Benefits	14,998	29,996
	Total	277,498	10,005,694
Michael Moses	Cash Payment	262,500	525,000
	Vesting of Equity Awards	—	14,176,053
	Value of Benefits	15,045	30,090
	Total	277,545	14,731,143
Michelle Kley	Cash Payment	262,500	525,000
	Vesting of Equity Awards	—	1,476,000
	Value of Benefits	4,956	9,911
	Total	267,456	2,010,911

(1)	Mr. Colgazier’s total does not include the value of the commercial flight bonus and the spaceflight.
(2)	Mr. Whitesides departed from his position as Chief Space Officer effective February 25, 2021. He is entitled to receive the payments and benefits listed next to his name under the “Qualifying Termination” column.
(3)	Mr. Whitesides’ total does not include the milestone payment or the value of the spaceflight.
(4)	Mr. Campagna departed from his position as Chief Financial Officer in March 2021. He is entitled to receive the payments and benefits listed next to his name under the “Qualifying Termination” column. In addition, he received a payment of $70,000 with respect to his 2020 annual bonus.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	56

CEO Pay Ratio

Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our median compensated employee to the annual total compensation of Michael Colglazier, our Chief Executive Officer. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2020, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (other than our Chief Executive Officer) was $225,665; and
•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included above, was $21,705,600.

Based on this information, for 2020, our Chief Executive Officer’s ratio of annual total compensation to the median of the annual total compensation of all of our employees (other than the Chief Executive Officer) was 96 to 1.

We determined that, as of December 31, 2020, our employee population excluding our Chief Executive Officer consisted of 824 full-time employees. To identify the median employee from our employee population, we reviewed the annual total compensation of each of our employees in the same manner as calculated for the annual total compensation of our Chief Executive Officer.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $225,665. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement.

Compensation Risk Assessment

In November 2020, the compensation committee completed a compensation risk assessment to assess whether the Company’s executive compensation program might encourage aggressive risk taking. The assessment indicated that the Company’s executive and overall compensation pay practices do not encourage excessive or inappropriate risk taking and the compensation committee determined such policies or practices are not reasonably likely to have a material adverse effect on our business.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	57

Compensation Committee Interlocks and Insider Participation

During 2020, the members of our compensation committee were Dr. Austin and Messrs. Bain and Mattson, none of whom was during fiscal year 2020 an officer or employee of the Company or was formerly an officer of the Company. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the compensation committee during 2020 are described in “Certain Transactions with Related Persons.”

During 2020, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board of Directors or compensation committee.

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2020. The only plan pursuant to which the Company may currently make additional equity grants is the 2019 Plan.

					Number of securities
	Numbers of securities to		Weighted average		remaining available for future issuance under
Plan category	be issued upon exercise of outstanding options, warrants and rights		exercise price of outstanding options, warrants and rights		equity compensation plans (excluding securities reflected in column (a)
	(a)		(b)		(c)
Equity compensation plans approved by stockholders(1)	11,556,829	(2)	$13.59	(3)	7,302,208
Equity compensation plans not approved by stockholders	—		—		—
Total	11,556,829		$13.59		7,302,208
(1)	Consists of the 2019 Plan.
(2)	Amount includes 6,796,045 stock options and 4,760,784 RSUs.
(3)	As of December 31, 2020, the weighted-average exercise price of outstanding options under the 2019 Plan was $13.59. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2020 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2020 or prior fiscal years other than one transaction for each of Jonathan Campagna, Michael Moses and Enrico Palermo in connection with the net settlement for monthly vesting of RSUs, which were inadvertently filed late.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	58

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of June 28, 2021 for:

•	each person who is known to be the beneficial owner of more than 5% of shares of our outstanding common stock;
•	each of our current named executive officers and directors; and
•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The beneficial ownership of our voting securities is based on 240,821,545 shares of our common stock issued and outstanding as of June 28, 2021. Each share of our common stock is entitled to one vote on any matter presented to stockholders. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	59

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner(1)		Shares Beneficially Owned
Holders of More Than 5%	Shares	% of Ownership
Virgin Investments Limited(2)	56,819,260	23.6%
SCH Sponsor Corp.(3)	15,750,000	6.5%
Directors and Named Executive Officers
Chamath Palihapitiya(3)	15,750,000	6.5%
Wanda Austin(4)	16,383	*
Adam Bain(5)	1,200,000	*
Craig Kreeger(6)	26,383	*
Evan Lovell	—	—
George Mattson(7)	16,383	*
W. Gilbert West	—	—
Tina Jonas	—	—
Michael Colglazier(8)	285,980	*
Jonathan Campagna	19,328	*
Michelle Kley(9)	103,810	*
Michael Moses(10)	256,605	*
Enrico Palermo	410,961	*
George Whitesides	301,994	*
All Directors and Executive Officers as a Group (12 individuals)(11)	17,655,544	7.3%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 166 North Roadrunner Parkway, Suite 1C, Las Cruces, NM 88011.
(2)	VIL is a company limited by shares under the laws of the British Virgin Islands. VIL is wholly owned by Virgin Group Investments LLC, whose sole managing member is Corvina Holdings Limited, which is wholly owned by Virgin Group Holdings. Virgin Group Holdings is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings and, as such, may indirectly control the decisions of Virgin Group Holdings regarding the voting and disposition of securities held by Virgin Group Holdings. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the shares held by Virgin Group Holdings. The address of VIL, Virgin Group Holdings Limited, and Corvina Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands. The address of Sir Richard Branson is Branson Villa (Necker Beach Estate), Necker Island, VG 1150, British Virgin Islands.
(3)	Includes 15,750,000 shares of our common stock directly held by the Sponsor, 2,212,245 shares of our common stock held directly by The Social+Capital Partnership III, L.P. (“SCP III”) and 245,805 shares of our common stock held directly by The Social+Capital Partnership Principals Fund III, L.P. (“SCPP III”). Chamath Palihapitiya may be deemed to beneficially own securities held by the Sponsor, SCP III and SCPP III by virtue of his shared control over each of the Sponsor, SCP III and SCPP III. The address of the Sponsor, SCP III and SCPP III is 317 University Avenue, Suite 200, Palo Alto, California 94301.
(4)	Includes 16,383 shares of common stock held directly by Dr. Wanda Austin.
(5)	Mr. Bain has pledged, hypothecated or granted security interests in all of the shares of our common stock held by him (but not those shares held by the Sponsor) pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.
(6)	Includes 26,383 shares of common stock held directly by Craig Kreeger.
(7)	Includes 16,383 shares of common stock held directly by George Mattson.
(8)	Includes 17,647 shares of common stock held directly by Michael Colglazier. Includes up to 108,333 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of June 28, 2021. Includes 160,000 shares of common stock that will be issued upon vesting of RSUs within 60 days of June 28, 2021.
(9)	Includes 3,810 shares of common stock held directly by Michelle Kley. Includes up to 100,000 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of June 28, 2021.
(10)	Includes up to 40,732 shares of common stock held directly by Michael Moses. Includes up to 210,074 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of June 28, 2021. Includes 5,799 shares of common stock that will be issued upon vesting of RSUs within 60 days of June 28, 2021.
(11)	Includes 418,407 options vested as of, or vesting within, 60 days of June 28, 2021, and 165,799 RSUs vesting within 60 days of June 28, 2021.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	60

Certain Transactions with Related Persons

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404(a) of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained on terms no less favorable than in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction.

Stockholders’ Agreement

In connection with the Closing, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Vieco US, the Sponsor and Mr. Palihapitiya. In March 2020, Vieco US distributed its shares of our common stock to Vieco 10 and, in connection with such distribution, Vieco 10 executed a joinder to the Stockholders’ Agreement and to the Registration Rights Agreement described below. On July 30, 2020, Vieco 10 subsequently distributed its shares of our common stock to VIL and Aabar and, in connection with such distribution, VIL and Aabar executed a joinder to the Stockholders’ Agreement and the Registration Rights Agreement.

Board Composition

Under the Stockholders’ Agreement, VIL has the right to designate three VG designees for as long as VIL and Aabar beneficially own 57,395,219 or more shares of our common stock, which represents 50% of the number of shares beneficially owned by Vieco US immediately following the Closing and related transactions, provided that when such beneficial ownership falls below (x) 57,395,219 shares, VIL will have the right to designate only two directors, (y) 28,697,610 shares, VIL will have the right to designate only one director and (z) 11,479,044 shares, VIL will not have the right to designate any directors. For purposes of determining the number of shares beneficially owned by VIL and the extent of VIL’s nomination and consent rights under the Stockholders’ Agreement, the shares distributed to Aabar are deemed to be held by VIL until such time as Aabar transfers or sells such shares, subject to certain exceptions, as contemplated by the Stockholders’ Agreement. Each of the Sponsor and Mr. Palihapitiya have agreed to vote, or cause to vote, all of their outstanding shares of our common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the VG designees.

Additionally, pursuant to the Stockholders’ Agreement, Mr. Palihapitiya also has the right to designate two CP designees, one of which must qualify as an “independent director” under stock exchange regulations applicable to us, for as long as Mr. Palihapitiya and the Sponsor collectively beneficially own at least 21,375,000 shares of our common stock, which represents 90% of the number of shares beneficially owned by them as of immediately following the Closing, but excluding the 10,000,000 shares purchased by Mr. Palihapitiya from Vieco US, provided that when such beneficial ownership falls below (x) 21,375,000 shares, Mr. Palihapitiya will have the right to designate only one director, who will not be required to qualify as an “independent director” and (y) 11,875,000 shares, Mr. Palihapitiya will not have the right to designate any directors. VIL has agreed to vote, or cause to vote, all of its outstanding shares of our common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the CP designees. The initial chairperson of the Board of Directors is Mr. Palihapitiya until such time as VIL identifies a permanent chairperson who qualifies as an independent director and is reasonably acceptable to Mr. Palihapitiya.

Under the terms of the Stockholders’ Agreement, two directors, each of whom qualify as an “independent director” under stock exchange regulations applicable to us and one of whom must qualify as an “audit committee financial expert” as defined under the rules of the SEC, were appointed in accordance with the Stockholders’ Agreement and, thereafter, will be as determined by the Board of Directors. In addition, under the terms of the Stockholders’ Agreement, the individual serving as our Chief Executive Officer was appointed in accordance with the Stockholders’ Agreement to our Board of Directors and will, going forward, be determined by what individual holds the title of our Chief Executive Officer.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	61

Certain Transactions with Related Persons

Resignation; Removal; Vacancies

Upon any decrease in the number of directors that VIL or Mr. Palihapitiya is entitled to designate for nomination to our Board, VIL or Mr. Palihapitiya, as applicable, shall take all necessary action to cause the appropriate number of designees to offer to tender their resignation, effective as of the next annual meeting of our stockholders. If as a result of changes in ownership by VIL or by the Sponsor and Mr. Palihapitiya of our common stock such that there are any seats on our Board of Directors for which none of VIL or Mr. Palihapitiya have the right to designate a director, the selection of such director shall be conducted in accordance with applicable law and our certificate of incorporation and bylaws.

VIL and Mr. Palihapitiya will have the exclusive right to remove one or more of the VG designees or CP designees, respectively, from the Board and VIL and Mr. Palihapitiya will have the exclusive right to designate directors for election to the Board to fill vacancies created by reason of death, removal or resignation of VG designees or CP designees, respectively (in each case, so long as the applicable party retains its right to designate a director to such seat on our Board by virtue of its ownership levels of our common stock). Until the earliest of (i) the date Mr. Palihapitiya is no longer entitled to designate two CP designees to our Board or, if earlier, the date VIL is no longer entitled to designate two or more VG designees to our Board, in each case, pursuant to the Stockholders’ Agreement (the “Sunset Date”) and (ii) the expiration of the lock-up period under the Registration Rights Agreement (as defined below), VIL will take no action to cause the removal of any of the Other designees appointed under the Stockholders’ Agreement. Until the Sunset Date, VIL must consult and discuss with the other members of our Board of Directors before undertaking any action to cause the removal of one or more of the Other designees.

Chairperson of the Board

For so long as Mr. Palihapitiya is entitled to designate at least one director for election to our Board in accordance with the terms and conditions of the Stockholders’ Agreement, we and the other parties to the Stockholders’ Agreement will take all necessary action to cause Mr. Palihapitiya to be the chair of our Board of Directors. However, at such time as VIL identifies and nominates a permanent chairperson who is reasonably acceptable to Mr. Palihapitiya and whom the Board determines qualifies as an “independent director” under applicable stock exchange regulations, Mr. Palihapitiya will resign from the role of chair and the new director will replace a resigning Other designee on our Board and assume the role of chair.

Voting; Necessary Actions

In addition, pursuant to the Stockholders’ Agreement, we and the other parties thereto have agreed not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with the Stockholders’ Agreement) that would frustrate, obstruct or otherwise affect the provisions of the Stockholders’ Agreement and the intention of the parties thereto with respect to the composition of our Board as provided in the agreement. Each of the stockholders party to the agreement, to the extent not prohibited by our certificate of incorporation, will vote all of their respective shares of our common stock in such manner as may be necessary to elect and/or maintain in office as members of our Board those individuals designated in accordance with the Stockholders’ Agreement and to otherwise effect the intent of the provisions of the Stockholders’ Agreement.

VIL Approval Rights; Limitations

Pursuant to the Stockholders’ Agreement, among other things, VIL also has certain approval rights with respect to significant corporate transactions and other actions involving us as set forth below.

For so long as VIL is entitled to designate one director to our Board under the Stockholders’ Agreement, in addition to any vote or consent of our stockholders or Board as required by law, we must obtain VIL’s prior written consent to engage in:

•	any business combination or similar transaction;
•	amendments to our certificate of incorporation or bylaws, any similar documents of any of our subsidiaries, the Stockholders’ Agreement and the Registration Rights Agreement;
•	a liquidation or related transaction; or
•	an issuance of capital stock in excess of 5% of our then issued and outstanding shares.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	62

Certain Transactions with Related Persons

For so long as VIL is entitled to designate two directors to our Board under the Stockholders’ Agreement, in addition to any vote or consent of our stockholders or Board as required by law, we must obtain VIL’s prior written consent to engage in:

•	a business combination or similar transaction having a fair market value of $10.0 million or more;
•	a non-ordinary course sale of assets or equity interest having a fair market value of $10.0 million or more;
•	an acquisition of any business or assets having a fair market value of $10.0 million or more;
•	an acquisition of equity interests having a fair market value of $10.0 million or more;
•	an engagement of any professional advisers, including, without limitation, investment bankers and financial advisers;
•	the approval of a non-ordinary course investment having a fair market value of $10.0 million or more;
•	increasing or decreasing the size of our Board;
•	an issuance or sale of any of our capital stock, other than an issuance of shares of capital stock upon the exercise of options to purchase shares of our capital stock;
•	making any dividends or distributions to the stockholders other than redemptions and those made in connection with the cessation of services of employees;
•	incurring indebtedness outside of the ordinary course in an amount greater than $25.0 million in a single transaction or $100.0 million in aggregate consolidated indebtedness;
•	amendments to our certificate of incorporation or bylaws, any similar documents of any of our subsidiaries, the Stockholders’ Agreement and the Registration Rights Agreement;
•	a liquidation or similar transaction;
•	transactions with any interested stockholder pursuant to Item 404 of Regulation S-K;
•	engaging any professional advisors for any of the matters listed above; or
•	the authorization or approval, or entrance into any agreement to engage in any of the matters listed above.

However, the Stockholders’ Agreement also contemplates that: (i) no transaction involving consideration of $120,000 or more, between VIL or any affiliate of VIL, on the one hand, and us on the other, may be approved without the affirmative vote of at least a majority of our directors that were not designated by VIL under the terms of the Stockholders’ Agreement (or otherwise) and (ii) VIL and the directors it has designated to our Board of Directors, as applicable, will be required to first consult and discuss with our Board of Directors before (x) adopting, amending or repealing, in whole or in part, our certificate of incorporation or bylaws or (y) taking any action by written consent as our stockholder, in each case, in addition to any vote or consent required under our certificate of incorporation or bylaws, and otherwise in accordance with the other terms and subject to the other conditions contemplated by the Stockholders’ Agreement.

Termination

The provisions of the Stockholders’ Agreement relating to the stockholders’ agreement to vote, VIL’s approval rights and our covenants will terminate automatically on the first date on which no voting party has the right to designate a director to our Board of Directors under the Stockholders’ Agreement; provided, that the provisions of the Stockholders’ Agreement regarding indemnification of our directors and maintenance of director and officer liability insurance by us will survive such termination. The remaining provisions of the Stockholders’ Agreement will terminate automatically as to each voting party when such party ceases to beneficially own any of our securities that may be voted in the election of our directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of our common stock, but excluding shares of stock underlying unexercised options or warrants) by such party.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	63

Certain Transactions with Related Persons

Transfer Restrictions and Registration Rights

At the Closing, we entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with Vieco US, the Sponsor and Mr. Palihapitiya, pursuant to which we have agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other equity securities (the “Registrable Securities”) that are held by the parties thereto from time to time. In March 2020, Vieco US distributed its shares of our common stock to VIL and, in connection with such distribution, VIL executed a joinder to the Registration Rights Agreement. In July 2020, Vieco 10 subsequently distributed its shares of our common stock to VIL and Aabar and, in connection with such distribution, VIL and Aabar executed a joinder to the Registration Rights Agreement.

In accordance with Registration Rights Agreement, we have filed resale registration statements for the benefit of the holders of Registrable Securities, which have been declared effective by the SEC. Pursuant to the Registration Rights Agreement, we are required to file with the SEC such amendments and supplements as may be necessary to keep a resale registration statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities held by the parties to the Registration Rights Agreement or their permitted transferees.

Additionally, the Registration Rights Agreement contains certain restrictions on transfer with respect to the shares of our common stock held by the Sponsor immediately following the Closing and the shares of our common stock received by Vieco US in connection with the Virgin Galactic Business Combination and now held by VIL and Aabar, including a two- year lock-up of such shares held by the Sponsor and 50% of the shares received by VIL and Aabar, in each case, subject to limited exceptions as contemplated thereby.

VG Companies’ Historical Relationship with VIL

In connection with the Virgin Galactic Business Combination, we entered into new or amended agreements in order to provide a framework for its relationship with VEL, VIL and their respective affiliates (other than the VG Companies), including the Amended TMLA and the Transition Services Agreements as described below.

Agreements with VIL and Its Affiliates in Connection with the Virgin Galactic Business Combination

Virgin Trademark License Agreement

We possess certain exclusive and non-exclusive rights to use the name and brand “Virgin Galactic” and the Virgin signature logo pursuant to an Amended TMLA. Our rights under the Amended TMLA are subject to certain reserved rights and pre- existing licenses granted by Virgin to third parties. In addition, for the term of the Amended TMLA, to the extent the Virgin Group does not otherwise have a right to place a director on our Board of Directors, we have agreed to provide VEL with the right to appoint one director to our Board of Directors, provided the designee is qualified to serve on the Board under all applicable corporate governance policies and applicable regulatory and listing requirements.

Unless terminated earlier, the Amended TMLA has an initial term of 25 years expiring October 2044, subject to up to two additional 10-year renewals by mutual agreement of the parties. The Amended TMLA may be terminated by VEL upon the occurrence of a number of specified events, including if:

•	we commit a material breach of our obligations under the Amended TMLA (subject to a cure period, if applicable);
•	we materially damage the Virgin brand;
•	we use the brand name “Virgin Galactic” outside of the scope of the activities licensed under the
•	Amended TMLA (subject to a cure period);
•	we become insolvent;
•	we undergo a change of control to an unsuitable buyer, including to a competitor of VEL;
•	we fail to make use of the “Virgin Galactic” brand to conduct our business;
•	we challenge the validity or entitlement of VEL to own the “Virgin” brand; or
•	the commercial launch of our services does not occur by a fixed date or thereafter if we are unable to undertake any commercial flights for paying passengers for a specified period (other than in connection with addressing a significant safety issue).

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	64

Certain Transactions with Related Persons

Upon any termination or expiration of the Amended TMLA, unless otherwise agreed with VEL, we will have 90 days to exhaust, return or destroy any products or other materials bearing the licensed trademarks, and to change our corporate name to a name that does not include any of the licensed trademarks, including the Virgin name.

Pursuant to the terms of the Amended TMLA, we are obligated to pay VEL quarterly royalties equal to the greater of (a) a low single-digit percentage of our gross sales and (b) (i) prior to the first spaceflight for paying customers, a mid-five figure amount in dollars and (ii) from our first spaceflight for paying customers, a low-six figure amount in dollars, which increases to a low-seven figure amount in dollars over a four-year ramp up and thereafter increases in correlation with the consumer price index. In relation to certain sponsorship opportunities, a higher, mid-double-digit percentage royalty on related gross sales applies. In the year ended December 31, 2020, we paid Virgin a total of $0.2 million under the Amended TMLA and its predecessor agreement.

The Amended TMLA also contains, among other things, customary mutual indemnification provisions, representations and warranties, information rights of VEL and restrictions on our and our affiliates’ ability to apply for or obtain registration for any confusingly similar intellectual property to that licensed to us pursuant to the Amended TMLA. Furthermore, VEL is generally responsible for the maintenance, enforcement and protection of the licensed intellectual property, including the Virgin brand, subject to our step-in rights in certain circumstances.

All Virgin and Virgin-related trademarks are owned by VEL and our use of such trademarks is subject to the terms of the Amended TMLA, including our adherence to VEL’s quality control guidelines and granting VEL customary audit rights over our use of the licensed intellectual property.

Transition Services Agreements

At the closing of the Virgin Galactic Business Combination, we entered into the U.S. Transition Services Agreement, pursuant to which we and Galactic Ventures LLC and Virgin Orbit, LLC, which had previously part of the same consolidated corporate group as the VG Companies, established a service schedule to control the provision of services among the parties. Virgin Orbit, LLC provides propulsion engineering, tank design support services, tank manufacturing services, and office space access and usage services to us, as well as business development and regulatory affairs services. We provide office space, logistics, welding, IT pilot utilization services, finance and accounting services, and insurance advisory services. Galactic Ventures LLC will continue to provide IT services us for so long as such IT services have not been fully transitioned or the applicable contracts have not been assigned. We received $0.5 million and $0.2 million under the U.S. Transition Services Agreement in the years ended December 31, 2020 and 2019, respectively.

At the closing of the Virgin Galactic Business Combination, we also entered into the U.K. Transition Services Agreement, pursuant to which certain of our employees based in the United Kingdom continue to receive access to certain third party and Virgin Group employee benefits services.

Compensation of Chief Astronaut Instructor

Our chief astronaut instructor, Natalie Beth Moses, is an immediate family member of Michael Moses, one of our executive officers. Mrs. Moses received approximately $328,119 in total compensation in 2020.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	65

Proposal No. 3: Approval, on an Advisory (Non-Binding)
Basis, of the Compensation of our Named Executive Officers

Background

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), and commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.

As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the compensation committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and compensation committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Virgin Galactic Holdings, Inc. approve, on an advisory basis, the fiscal year 2020 compensation of Virgin Galactic Holdings, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Virgin Galactic Holdings, Inc.’s Proxy Statement for the 2021 Annual Meeting of Stockholders.”

Board Recommendation

Our Board of Directors unanimously recommends you vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the “Executive Compensation” section, the accompanying compensation tables and related narrative disclosure of this Proxy Statement.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	66

Stockholder Proposals and Director Nominations

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2022 (the “2022 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011, in writing not later than December 21, 2021.

If such other stockholder intends to present a proposal at our 2022 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, such stockholder must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting no earlier than the close of business on February 2, 2022 and no later than the close of business on March 4, 2022. The notice must contain the information required by our bylaws. In the event that the date of the 2022 Annual Meeting is not within 25 days before or after June 2, 2022, then our Corporate Secretary must receive such written notice not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	67

2020 Annual Report

Our Annual Report, which includes our 2020 10-K, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our Annual Report at www.proxyvote.com.

Our 2020 10-K has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary at our offices at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, New Mexico 88011 or by electronic mail at Corporate.Secretary@ virgingalactic.com.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Michael Colglazier
Chief Executive Officer,
President and Director

Las Cruces, New Mexico
July 13, 2021

VIRGIN GALACTIC HOLDINGS, INC. 2021 PROXY STATEMENT	68

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 24, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPCE2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 24, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57462-P59828 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIRGIN GALACTIC HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael Colglazier
02) Chamath Palihapitiya
03) Wanda Austin
04) Adam Bain
05) Tina Jonas
06) Craig Kreeger
07) Evan Lovell
08) George Mattson
09) W. Gilbert West

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

D57463-P59828

VIRGIN GALACTIC HOLDINGS, INC.
Annual Meeting of Stockholders
August 25, 2021, 9:00 A.M., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Colglazier and Douglas Ahrens, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIRGIN GALACTIC HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Pacific Time on August 25, 2021, via a live webcast at www.virtualshareholdermeeting.com/SPCE2021, and any continuation, adjournment or postponement thereof with all powers which the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side